CONFIDENTIAL

Exhibit 10.16

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

COLLABORATION AGREEMENT

This Collaboration Agreement (“Agreement”), effective as of November 29, 2018 (the “Effective Date”), is entered into by and between MacroGenics, Inc., a Delaware corporation with a place of business at 9704 Medical Center Drive, Rockville, MD 20850 (“MacroGenics”), and Zai Lab (Shanghai) Co., Ltd., a P.R. of China company with a place of business at 4560 Jinke Rd, Bldg. 1, 4/F, Pudong, Shanghai, China, 201210 (“Zai”). MacroGenics and Zai may be referred to herein individually as a “Party” or collectively as the “Parties.”

Recitals:

A.MacroGenics has expertise in, and platforms for, the discovery and development of products for the treatment of patients with cancer, inflammatory and infectious diseases.

B.Zai has expertise in the research, development and commercialization of pharmaceutical products.

C.Zai and MacroGenics desire to enter into collaboration for the development of MacroGenics’ anti-HER2 Antibody known as margetuximab, a therapeutic bi-specific binding protein directed against PD-1 and LAG3 and a therapeutic [***] directed against [***] based on MacroGenics’ proprietary Trident™ platform, including in combination with other agents such as MacroGenics’ anti-PD-1 Antibody known as MGA012, and if approved for commercialization, the commercialization of Product(s) (defined below) in the Territory, all upon the terms and conditions set forth in this Agreement.

D.MacroGenics desires to grant to Zai, and Zai desires to receive, an exclusive license for all Indications in the Field for all pharmaceutical forms of a Licensed Compound and Products for the Territory, upon the terms and conditions set forth in this Agreement.

In consideration of the foregoing premises and the mutual covenants herein contained, the Parties hereby agree as follows:

Agreement:

1.Definitions. Unless specifically set forth to the contrary herein, the following capitalized terms, whether used in the singular or plural, shall have the respective meanings set forth below:

1.1“Acting Improperly” has the meaning set forth in Section 4.4(a).

1.2“Affiliate” means with respect to any Party, any person or entity controlling, controlled by or under common control with such Party. For purposes of this Section 1.2, “control” means (a) in the case of a corporate entity, direct or indirect ownership of at least fifty percent (50%) or more of the stock or shares having the right to vote for the election of directors of such corporate entity and (b) in the case of an entity that is not a corporate entity, the possession, directly or indirectly, of the power to direct, or cause

CONFIDENTIAL

Exhibit 10.16

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the direction of, the management or policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

1.3“Antibody” means a [***] molecule whose Fv encodes for a [***] and comprises or contains: (a) one or more immunoglobulin variable domains; or (b) fragments, variants, modifications or derivatives of such immunoglobulin variable domains; or (c) the nucleic acid consisting of a sequence of nucleotides encoding (or complementary to a nucleic acid encoding) the foregoing molecules in (a) or (b).

1.4“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, as amended, the UK Bribery Act 2010, as amended, and any other applicable anti- corruption laws and laws for the prevention of fraud, racketeering, money laundering or terrorism, including those within the Territory.

1.5“Applicable Laws and Regulations” means all international, national, federal, state, regional, provincial, municipal and local government laws, rules, and regulations that apply to either Party or to the conduct of the Collaboration under this Agreement including cGMP, GCP, GBPS, and the laws, rules and regulations of the ICH, the United States and the Territory, each as may be then in effect, as applicable and amended from time to time.

1.6“Biosimilar Product” means, with respect to a Product (but specifically excluding any MGA012 component thereof) sold in a Country or Region, a product that: (a) is marketed by a Third Party that has not obtained the rights to such product as a Sublicensee or distributor of, or through any other contractual relationship with, Zai or any of its Affiliates or Sublicensees; (b) contains the same or similar amino acid sequence as the applicable Product; and (c) with respect to a Region or Country of the Territory, has been granted Regulatory Approval as a biosimilar or interchangeable biological product by the applicable Regulatory Authority in such Region or Country according to a biosimilar regulatory pathway that is materially equivalent to that of Section 351(k) of the US Public Health Service Act (42 U.S.C. § 262(k)), as may be amended, or any subsequent or superseding law, statute or regulation.

1.7“BLA” means (a) a Biologics License Application or New Drug Application (“NDA”) filed with the FDA for marketing approval of a Product or any successor applications or procedures, and all supplements and amendments that may be filed with respect to the foregoing, or similar filings outside the Territory with applicable Regulatory Authorities, for approval to commercially market, import and sell a Product, or (b) similar filings in the Territory with applicable Regulatory Authorities, including the CFDA, for approval to commercially market, import and sell a Product. The term BLA shall exclude pricing and reimbursement approvals.

1.8“Business Day” means a day on which banking institutions in Washington, DC, USA, Hong Kong, and Beijing, PRC are open for business, excluding any Saturday or Sunday.

1.9“Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.10“Calendar Year” means the respective periods of twelve (12) months commencing on January 1 and ending on December 31.

1.11“CFDA” means China Food and Drug Administration, or any successor agency thereto.

1.12cGMP” or “current Good Manufacturing Practices” means current Good Manufacturing Practices as set forth in the FDCA and the Public Health Service Act (the “PHS Act”), and in regulations at 21 C.F.R. Parts 210, 211 and 600, as in effect at the time when any Product is being manufactured for clinical development or commercial use, when any Product is being sold or when any clinical trial regarding a Product is being conducted, provided, and to the extent applicable to such clinical trial, as such regulations are interpreted and enforced by the FDA, including as set forth in applicable guidance documents issued by the FDA, and in accordance with applicable, generally accepted industry standards, and the equivalent legal requirements in other applicable jurisdictions, including within the Territory, all as the same may be amended from time to time.

1.13“Clinical Data” means all data generated or arising from the conduct of a Clinical Trial or other Development efforts under this Agreement.

1.14“Clinical Trial” means a Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, Phase IV Clinical Trial or Registration Trial, as applicable.

1.15“CMC” means Chemistry Manufacturing and Controls.

1.16“CMO” means a contract manufacturing organization.

1.17“Collaboration” means the program established under this Agreement, which includes collaborative Development of Products.

1.18“Combination Product” mean (a) any single product comprising both (i) a Licensed Compound (or HER2 Trident Product, Margetuximab Product or MGD013 Product) and (ii) one or more other therapies or pharmaceutically active compounds or substances that is not a Licensed Compound; (b) any sale of a Product with another therapy(ies) or product(s) for a single invoice price; or (c) any sale of a Product as part of a bundle with other therapy(ies), product(s) or service(s) (i.e., where a Product and such other therapy(ies), product(s) or service(s) are sold for a single invoice price or where a discount, rebate or other amount that reduces the price of a Product is provided in exchange for (or otherwise conditioned upon) the purchase of such other therapy(ies), product(s) or services), to the extent not described in clause (a) or (b). The Licensed Compound (or HER2 Trident Product, Margetuximab Product or MGD013 Product) portion of any Combination Product shall be deemed the “Licensed Component” and the other portion of such Combination Product (including MGA012 or any other product Controlled by MacroGenics with respect to Combination Regimens) shall be deemed the “Other Component”, and each Combination Product shall be deemed a Product hereunder.

1.19“Combination Regimen” means, individually or collectively, as context requires, (a) a therapeutic combination comprising MGA012 and a Margetuximab Product or (b) a combination comprising MGA012 and a HER2 Trident Product, in each case ((a) and (b)) in concurrent or sequential administration.

1.20“Combination Regimen Study” means, a Clinical Trial of a Combination Regimen conducted under the Global Development Plan or Territory Specific Development Plan in the Field in the Territory.

1.21“Commercial Supply Agreement” has the meaning set forth in Section 5.1(b).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.22“Commercialization” or “Commercialize” means activities taken before and after obtaining Regulatory Approval relating specifically to the pre-launch, launch, promotion, marketing, sales force recruitment, sale and distribution of a pharmaceutical product and post-launch medical activities, including: (a) distribution for commercial sale; (b) strategic marketing, sales force, detailing, advertising, and market and product support; (c) medical education and liaison and any Phase IV Clinical Trials unless required as a condition for approval, to the extent permitted by this Agreement; (d) all customer support and product distribution, invoicing and sales activities; and (e) all post-approval regulatory activities, including those necessary to maintain Regulatory Approvals.

1.23“Commercialization Plan” means a Commercialization plan, to be updated from time to time, the first of which shall be provided in writing to MacroGenics at least [***] months before the estimated Completion of the first Registration Trial, and which shall include: [***]

1.24“Commercially Reasonable Efforts” means with respect to the efforts to be expended by a Party with respect to any objective under this Agreement, reasonable, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective of such Party under similar circumstances, it being understood and agreed that with respect to the Commercialization of a Licensed Compound and Products, such efforts shall be similar to those efforts and resources commonly used by pharmaceutical or biopharmaceutical companies, as applicable, of comparable size and resources to such Party for a similar biological or pharmaceutical product owned by it or to which it has rights, which product is at a similar stage in its development or product life and is of similar market potential taking into account efficacy, safety, approved labeling, the competitiveness of alternative products in the marketplace, the patent and other proprietary position of the product, and the likelihood of Regulatory Approval given the regulatory structure involved.

1.25“Completion” or “Completed” for a clinical trial means the [***].

1.26“Confidential Information” means any and all non-public scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information and data, in any tangible or intangible form, including all Know‑how subject to Section 9.7(c).

1.27“Control,” “Controls” or “Controlled by” means (except as used in Section 1.2), with respect to any item of or right under Patents or Know‑how, the extent of the ability of a Party (whether through ownership or license, other than pursuant to this Agreement) to grant access to, or a license or sublicense of, such item or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party or creating a payment obligation upon such Party (unless either (a) the other Party agrees to bear the applicable portion of such payment pursuant to Section 9.7 or otherwise or (b) such payment obligation arises under a MacroGenics Required Third Party Agreement), in each case, existing at the time such Party would be required hereunder to grant the other Party such access or license or sublicense.

1.28“[***]” has the meaning set forth in Section 7.4(b).

1.29“[***]” has the meaning set forth in Section 7.4(b).

1.30“Country” means for the purposes of this Agreement each of PRC and Taiwan.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.31“Cover” means, with respect to a product, technology, process or method, that, in the absence of possession of the right (by ownership, license or otherwise) under a Valid Claim, the practice or exploitation of such product, technology, process or method would infringe such Valid Claim (or, in the case of a Valid Claim that has not yet issued, would infringe such Valid Claim if it were to issue).

1.32“CRO” means a clinical research organization.

1.33“Data Exclusivity Period” means the period, if any, during which the CFDA (or, in regions or countries other than the PRC, an equivalent regulatory agency) prohibits reference, without the consent of the owner of a BLA, to the clinical and other data that is contained in such BLA and that is not published or publicly available outside of such BLA.

1.34“Deadlock” has the meaning set forth in Section 2.1(d).

1.35“Depot Subcontractor” means any subcontractor engaged by Zai to store, distribute, handle or otherwise possess Licensed Compounds, MGA012 or Product that was provided by MacroGenics to supply a Clinical Trial.

1.36“Develop” or “Development” or “Developing” means research, discovery, and preclinical and clinical drug or biological development activities, including toxicology, formulation, statistical analysis, preclinical and Clinical Trials (but excluding Phase IV Clinical Trials unless required as a condition for approval) and regulatory affairs, approval and registration, in each case, of a Licensed Compound or a Product in the Field.

1.37“Development Costs” means all costs incurred in connection with any Development activities, including (i) site investigator fees and monitoring costs, (ii) contract research organization and site management organization fees (iii) data management costs (iv) safety surveillance and reporting costs (v) patient costs, (vi) drug comparator and standard-of-care drug costs, (vii) drug administration costs, (viii) development, validation, and procurement costs related to any companion diagnostic product, and (ix) central and local lab costs.

1.38“Dispute” means any dispute, claim, or controversy (other than matters that are within the decision-making authority of the JSC or a Party pursuant to Section 2.1(d), or are expressly stated herein to require the consent of both Parties) arising from or related to this Agreement or to the interpretation, application, breach, termination, or validity of this Agreement, including any claim of inducement of this Agreement by fraud or otherwise.

1.39“Executive Officer” means, with respect to either Party, the Chief Executive Officer of such Party (or his or her designee who will be a senior executive directly reporting to the Chief Executive Officer of such Party and with authority to bind such Party).

1.40“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

1.41“FDCA” means the Federal Food, Drug and Cosmetic Act, as amended.

1.42“Field” means all human fields of use (including treatment and diagnosis), provided, however, that in the case of any Licensed Compound or Products covered by a Patent or other intellectual

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

property right licensed in one or more MacroGenics Third Party Agreement, “Field” shall be limited to the minimum extent necessary to comply with the terms of such MacroGenics Third Party Agreement for so long as such limitation is necessary to avoid a breach of the MacroGenics Third Party Agreement.

1.43“Financial Officers” has the meaning set forth in Section 3.6(c).

1.44“First Change of Control of Zai” means, the first occurrence of any of the following: (a) a transaction or series of related transactions pursuant to the same set of transactional documents in which a developer or marketer of healthcare related products and or services (including a biotechnology or pharmaceutical company) becomes the owner of more than fifty percent (50%) of the combined voting power of Zai’s outstanding securities, or (b) the sale, lease or other transfer to a developer or marketer of healthcare related products and or services (including a biotechnology or pharmaceutical company) of all or substantially all of Zai’s assets or business to which this Agreement relates; provided however that First Change of Control of Zai shall not include: (i) the issuance by Zai of securities of Zai in a bona fide financing transaction or series of related bona fide financing transactions, either in private placement, public offering or otherwise; (ii) the purchase of Zai’s stock on the public market by one or more investors that are not biotechnology company or pharmaceutical companies; and/or (iii) any transaction that takes Zai private, or consolidates or reallocates stock ownership among Zai’s existing investors.

1.45“First Commercial Sale” means, with respect to any Product, the first sale to a Third Party for end use or consumption of such Product in the Territory after Regulatory Approval has been granted by the Regulatory Agency for the Product in the Territory.

1.46“FTE” means [***] hours of work devoted to in direct support of specified Manufacturing, conducted by one or more qualified employees of MacroGenics or its Affiliate. For clarity, any individual contributing less than [***] hours per Calendar Year (or equivalent pro-rata portion thereof for the period beginning on the Effective Date and ending on the last day of the first Calendar Year) shall be deemed a fraction of an FTE on a pro-rata basis.

1.47 “FTE Cost” means, with respect to any period and MacroGenics or its Affiliate, the FTE Rate multiplied by the number of FTEs expended by MacroGenics or its Affiliate during such period; provided that Zai shall not be charged twice for any FTE Cost if such FTE Cost is already included as a component of Manufacturing Expenses payable under this Agreement.

1.48 “FTE Rate” means a rate of [***] per FTE per Calendar Year (pro-rated for the period beginning on the Effective Date and ending on the last day of the first Calendar Year); provided, however, that such rate shall be increased or decreased annually beginning on January 1, 2019 by the applicable CPI Adjustment. The FTE Rate is [***] and covers [***].

1.49“Fully Burdened Manufacturing Cost” or “FBMC” means, with respect to Licensed Compounds, MGA012 and Products supplied by or on behalf of MacroGenics or its Affiliate hereunder, [***] of (1) MacroGenics’ manufacturing cost of goods produced, if Manufactured by MacroGenics or its Affiliate or (2) [***], in each case ((1) and (2)) as determined for each stage of the manufacturing process, including [***] (except, in the case of (1), to the extent [***], or in the case of (2), to the extent [***]) and applicable FTE Costs, all in accordance with GAAP. Such Fully Burdened Manufacturing Cost shall further include [***].

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.50“GAAP” means U.S. Generally Accepted Accounting Principles as the same may be in effect from time to time.

1.51“GBPS” means the General Biological Products Standards as set forth in 21 C.F.R. Part 610, to the extent applicable to the Collaboration.

1.52“GCP” or “Good Clinical Practices” means current Good Clinical Practices as set forth in the Applicable Laws and Regulations, such as FDCA and the PHS Act and regulations set forth at 21 C.F.R. Part 312, as well as (but not limited to) the requirements set forth in Directive 2001/20/EC of the European Parliament and of the Council of 4 April 2001 and Commission Directive 2005/28/EC of 8 April 2005, to the extent applicable to a clinical trial regarding any Product, as such obligations are interpreted and enforced by the applicable Regulatory Authority (e.g., FDA and Member States of the European Union), and as interpreted under prevailing industry standards, including standards of medical ethics, applicable guidance documents issued by the FDA and any other Regulatory Authority, including ICH GCP, the informed consent requirements set forth in 21 C.F.R. Part 50 and the equivalent legal requirements in other applicable jurisdictions, the requirements relating to Institutional Review Boards set forth in 21 C.F.R. Part 56 and the equivalent legal requirements in other applicable jurisdictions, including within the Territory, all as the same may be amended from time to time.

1.53“Global Branding Strategy” has the meaning set forth in Section 4.2.

1.54“Global Clinical Trial” means a global clinical trial program for a Licensed Compound (or a Product) undertaken by MacroGenics or its Affiliates or permitted assigns or licensees, which includes one or more investigator sites within and outside the Territory.

1.55“Global Development Plan” means the written Development plan attached to this Agreement as Exhibit C intended to support Development and Regulatory Approval of Licensed Compound(s) and Product in the Field both within the Territory and outside of the Territory, as may be updated and amended periodically in form and substance approved by the JSC in accordance with Section 3.3 and otherwise at times requested by the JDC or JSC.

1.56“GLP” or “Good Laboratory Practices” means the recognized rules governing the conduct of non-clinical safety studies and ensuring the quality, integrity and reliability of study data as set forth in Applicable Laws and Regulations, such as 21 C.F.R. Part 58, and the equivalent legal requirements in other applicable jurisdictions, including within the Territory, all as the same may be amended from time to time.

1.57“Government Official” means any Person employed by or acting on behalf of a government, government-owned or -controlled entity or public international organization; any political party, party official or candidate; any Person who holds or performs the duties of an appointment, office or position created by custom or convention; and any Person who holds himself out to be the authorized intermediary of any of the foregoing.

1.58“Health Insurance Portability and Accountability Act” or “HIPAA” means the act enacted by the U.S. Congress in 1996 and took effect in 2003 that strictly dictates the parameters that

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

identifiable private health information (PHI) can be shared outside of the research environment, as amended.

1.59“[***] Trident” means a therapeutic trivalent, [***] protein which binds to the [***] and which is generated from MacroGenics’ proprietary Trident™ platform, in the form existing as of the Effective Date, provided that, in the event MacroGenics (or its Affiliates or sublicensees) develops one (1) or more other form(s) of such [***] protein during the Term that are Controlled by MacroGenics, then, upon written request of Zai, the definition of [***] Trident shall include such other form(s).

1.60“[***] Trident Product” means a product that incorporates a biopharmaceutical form of HER2 Trident as an active ingredient.

1.61“ICH” means the International Conference on Harmonisation.

1.62“Improvement Plan” has the meaning set forth in Section 4.4(c)(i).

1.63“Incyte Agreement” means that certain Global Collaboration and License Agreement between MacroGenics and Incyte Corporation effective as of October 24, 2017 as may be amended or restated from time to time.

1.64“IND” means an Investigational New Drug application, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.

1.65“Indemnifying Party” means the Party that is obligated to indemnify the Indemnitee under Section 12.

1.66“Indemnitee” means either the Zai Indemnitee or the MacroGenics Indemnitee, as applicable.

1.67“Independent Ethics Committee” or “IEC” means an independent body (a review board or a committee, institutional, regional, national, or supranational), constituted of medical professionals and non-medical members, whose responsibility it is to ensure the protection of the rights, safety and well-being of human subjects involved in a trial and to provide public assurance of that protection, by, among other things, reviewing and approving / providing favorable opinion on, the trial protocol, the suitability of the investigator(s), facilities, and the methods and material to be used in obtaining and documenting informed consent of the trial subjects, all to the extent required by the Applicable Laws and Regulations or by the applicable Regulatory Authority. The legal status, composition, function, operations and regulatory requirements pertaining to IEC may differ among countries, but should allow the Independent Ethics Committee to act in agreement with GCP as described in this guideline.

1.68“Indication” means a separate and distinct disease, disorder or medical condition in humans or non-human animals classified as a three-character category in International Statistical Classification of Diseases and Related Health Problems (or “ICD”) 10-CM published by the World Health Organization, for which a Product can be used to diagnose, treat or prevent, which use is the subject of a separate Regulatory Filing to support a Regulatory Approval for such use.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.69“Informed Assent Form” or “IAF” means an agreement to participate by subjects who are not able to give consent, either because they are minors or because they are legally incompetent.

1.70“Informed Consent Form” or “ICF” means a document that outlines a patient’s rights during participation in a clinical trial. It also discusses the potential risks and benefits associated with participation, including all available data on previous studies. The ICF must be signed by the patient or authorized caregiver before entrance is granted into a study.

1.71“In-License Party” has the meaning set forth in Section 9.7(a).

1.72“Investigational Review Board” or “IRB” means in accordance with 45 C.F.R. 46, Protection of Human Subjects (Revised November 13, 2001) and 21 C.F.R. 45, Subpart C, IRB Functions and Operations, (as amended June 18, 1991 and other applicable regulations), an independent body comprising medical, scientific, and nonscientific members, whose responsibility is to ensure the protection of the rights, safety, and well-being of the subjects involved in a clinical trial. It may also be referred to as an IEC in accordance with ICH E6, Section 1.27.

1.73“Jointly Owned IP” has the meaning set forth in Section 13.1(c).

1.74“Jointly Owned Patents” has the meaning set forth in Section 13.2(b)(i).

1.75“Jointly Owned Product Patents” means those Jointly Owned Patents that solely and exclusively Cover (i.e., that do not also Cover the composition of matter of, or the method of using, any other product) (a) the composition of matter of a Product, or (b) the method of using such Product as a therapeutic, prophylactic or diagnostic, in each case ((a) and (b)) in the Territory, but excluding all Jointly Owned Patents that Cover MGA012 (including its use), in whole or in part (including as a component of a Combination Regimen).

1.76“Joint Development Committee” or “JDC” has the meaning set forth in Section 2.1(h)(i)(1).

1.77“Joint Commercialization Committee” or “JCC” has the meaning set forth in Section 2.1(h)(ii)(1).

1.78“Joint Steering Committee” or “JSC” has the meaning set forth in Section 2.1 (a).

1.79“Know-how” means (a) any proprietary scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including databases, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data and (b) any proprietary biological, chemical or physical materials.

1.80“Licensed Compound” means, individually, Margetuximab, MGD013 and HER2 Trident, as context requires (and collectively, referred to as “Licensed Compounds”).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.81“License Payment” means each of the Upfront Payment, milestone payments under Section 7.2 and royalty payments under Section 7.3 (collectively the “License Payments”)

1.82“Licensing Transaction” has the meaning set forth in Section 10.3(d)(ii)(C).

1.83“[***]” means that certain License Agreement by and between [***] effective as of [***] as may be amended or restated from time to time.

1.84“Losses” has the meaning set forth in Section 12.1.

1.85“MacroGenics Indemnitee” has the meaning set forth in Section 12.1.

1.86“MacroGenics Licensed Know‑how” means the Know‑how (excluding any Patents) that is Controlled by MacroGenics as of the Effective Date or MacroGenics or any of its Affiliates at any time during the Term, that is: (a) related to a Licensed Compound, or the Combination Regimen that includes [***] and (b) necessary or reasonably useful for Zai to exercise the rights licensed to it pursuant to this Agreement or to perform its obligations under this Agreement with respect to the Territory. “MacroGenics Licensed Know-how” shall specifically exclude any Know-how l[***].

1.87“MacroGenics Licensed Patents” means the Patents in the Territory Controlled by MacroGenics as of the Effective Date or MacroGenics or any of its Affiliates at any time during the Term that: (a) claim the composition of matter of a Licensed Compound or a Product, including in the Combination Regimen that includes [***] itself), (b) would be infringed by Developing or Commercializing a Licensed Compound or any Product, including as a component of the Combination Regimen ([***]) but for the license granted hereunder, (c) would be infringed by use of [***] in a Combination Regimen but for the license granted hereunder or (d) are otherwise necessary or reasonably useful for Zai to Develop and Commercialize Licensed Compounds and Products in accordance with this Agreement, including as a component of the Combination Regimen ([***]).  The MacroGenics Licensed Patents [***]. “MacroGenics Licensed Patents” shall [***].

1.88“MacroGenics Licensed Technology” means the MacroGenics Licensed Patents and the MacroGenics Licensed Know-how.

1.89“MacroGenics Licensed Trademarks” means any and all Trademarks [***].

1.90“MacroGenics Outside Cost Share” has the meaning set forth in Section 3.5(b).

1.91“MacroGenics Platform Patents” means all MacroGenics Licensed Patents other than MacroGenics Product-Specific Patents.

1.92“MacroGenics Product-Specific Patent” means each MacroGenics Licensed Patent that solely and exclusively Covers (i.e., that does not also Cover the composition of matter of, or the method of using, any other product): (a) the composition of matter of a Product, or (b) the method of using such Product as a therapeutic, prophylactic or diagnostic, in each case ((a) and (b)) in the Territory, but excluding all MacroGenics Licensed Patents that Cover [***], in whole or in part, (including as a component of a Combination Regimen).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.93“MacroGenics Third Party Agreement” means each of (i) the [***], (ii) the Incyte Agreement, (iii) the [***], (iv) such other license agreements between MacroGenics and its Third Party licensor under which MacroGenics in-licenses intellectual property from such Third Party for MacroGenics and/or its Affiliates and/or sublicensees to manufacture the Product and such license is necessary for MacroGenics and/or its Affiliates to manufacture and supply the Product to Zai under this Agreement (the agreements described in (i) through (iv), “MacroGenics Required Third Party Agreements”) and (v) any Other Third Party Agreement between MacroGenics and its Third Party licensor that is entered into after the Effective Date and for which Zai elects to obtain a sublicense under Section 9.7 (the agreements described in (v), “MacroGenics Other Third Party Agreements”) ((i) through (v), collectively referred to as the “MacroGenics Third Party Agreements”).

1.94“Major Safety Issue” means, with respect to a Product, any of the following: (a) an adverse safety profile of a Product, or receipt or generation by a Party of any safety, tolerability or other data, indicating or signaling, as measured by safety and efficacy evaluation criteria and methodology customarily used by a majority of clinicians conducting studies on similar products in the applicable region (including Region) or country (including Country), that such Product has or would have serious risks for medical applications in humans to require a recall, withdrawal, or similar action; or (b) any notice, information or correspondence received by a Party from a Regulatory Authority, or any action taken by a Regulatory Authority, in each case, indicates that Regulatory Approval is unlikely to be granted therefor or, if already granted, the Regulatory Approval therefor would likely be revoked or materially amended, or causes the Regulatory Approval therefor not to be granted or, if already granted, to be revoked or materially amended.  In the event that MacroGenics, its Affiliates and their sublicensees of such Product discontinue the global Development, Manufacturing and Commercialization of such Product as a result of events or circumstances of the type described in (a) and/or (b) of this Section 1.93, such discontinuance shall be conclusive evidence that such events or developments are Major Safety Issues.

1.95“Manufacture” or “Manufacturing” means all operations involved in the manufacturing (including process development activities, quality assurance and quality control testing (including test method development and in-process, release and stability testing, if applicable), storage, releasing, packaging and importation of a Licensed Compound or a Product) to supply Licensed Compounds and Product for Development under the Global Development Plan and Territory Specific Development Plan and Commercialization under the Commercialization Plan. For purposes of clarification “Manufacturing” is not included in Development or Commercialization.

1.96“[***]” means the specific [***] for (including any associated Know-how Controlled by MacroGenics or any of its Affiliates necessary for the then-current process) the [***] at the time of the [***] described in Section 5.4(b) and as further developed by MacroGenics.

1.97“Margetuximab” means the therapeutic Antibody which binds to the HER2/Neu receptor described in [***].

1.98“Margetuximab Product” means a product that incorporates a biopharmaceutical form of Margetuximab as an active ingredient.

1.99 “MGA012” means the anti-PD-1 Antibody coded as “MGA012”, as further described [***].

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.100“MGA012 Commercial Forecasts” has the meaning set forth in Section 5.1(a).

1.101“MGD013” means the therapeutic bi-specific molecule which binds to PD-1 and LAG-3 and which is generated from MacroGenics’ proprietary DART® platform, as further described [***].

1.102“MGD013 Product” means a product that incorporates a biopharmaceutical form of MGD013 as an active ingredient.

1.103“[***]” means that certain [***], Inc. effective as of [***], as may be amended or restated from time to time.

1.104“Net Sales” means the gross amount invoiced for Products sold by Zai or its Related Parties in the Territory initially and directly to Third Parties which are not Related Parties after deducting, if not previously deducted, from the amount invoiced, the following, in each case to the extent included in the gross invoice price:

(a)reasonable trade, quantity and cash discounts and rebates (including wholesaler inventory management fees), chargebacks, and retroactive price reductions or allowances actually allowed or granted from the billed amount;

(b)credits or allowances actually granted upon claims, rejections or returns of such sales of Products, including recalls and amounts credited or repaid because of retroactive price reductions specifically identifiable to the Product;

(c)taxes imposed on the production, sale, import, delivery or use of the Product (including sales, use, excise or value added taxes but excluding income taxes), duties or other governmental charges (including charges for product testing required for importation) levied on or measured by the billing amount when included in billing, as adjusted for rebates and refunds; and

(d)costs incurred for importing (including transportation, freight and insurance, and warehousing in the Territory).

Such amounts shall be determined from the books and records of Zai or its Related Party, maintained in accordance with International Financial Reporting Standards (IFRS) or such similar accounting principles, consistently applied. Zai further agrees, in determining such amounts, it shall use Zai’s then-current standard procedures and methodology, including Zai ’s then-current standard exchange rate methodology for the translation of foreign currency sales into US Dollars or, in the case of Sublicensees, such similar methodology, consistently applied. Without limiting the generality of the foregoing, non-invoiced transfers or dispositions of Product for charitable, compassionate use, promotional (including samples, in amounts reasonably customary in the industry), non-clinical, clinical, or regulatory purposes shall be excluded from Net Sales, as will sales or transfers of Product among a Party and its Related Parties unless such Party or Related Party is the end user of such Product, but rather the Net Sales shall be deemed to have arisen upon the subsequent sale or transfer of Product to Third Parties.

If Zai or any of its Related Parties sells a Product as a Licensed Component of a Combination Product in the Territory in any Calendar Quarter, then Net Sales shall be calculated by multiplying the Net Sales of the Combination Product during such Calendar Quarter by the fraction A/(A+B), where A is the average Net Sales per unit sold of the Licensed Component when sold separately in the Territory during

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

such Calendar Year (calculated by determining the Net Sales of the Licensed Component during such Calendar Quarter in accordance with the definition of Net Sales set forth herein and dividing such Net Sales by the number of units of the Licensed Component during such Calendar Quarter) and B is the average Net Sales per unit sold of the Other Component(s) included in the Combination Product when sold separately during such Calendar Quarter (calculated by determining the Net Sales of such Other Component(s) sold during such Calendar Quarter by applying the definition of Net Sales set forth herein as if it applied to sales of such Other Component(s) and dividing such Net Sales by the number of units of such Other Component(s) sold during such Calendar Quarter).

For purposes of calculating the average Net Sales per unit sold of a Licensed Component and Other Component(s) of a Combination Product, any of the deductions described herein that apply to such Combination Product shall be allocated among sales of the Licensed Component and sales of the Other Component(s) included in such Combination Product as follows: (i) deductions that are attributable solely to the Licensed Component or one of the Other Component(s) shall be allocated solely to Net Sales of the Licensed Component or such Other Component, as applicable, and (ii) all other deductions shall be allocated among sales of the Licensed Component and sales of the Other Component(s) in proportion to Zai’s and MacroGenics’ mutual agreement of the fair market value of the Licensed Component and the Other Component(s).

In the event that no separate sales of the Licensed Component or any Other Component(s) included in a Combination Product are made by Zai or its Related Parties, during a Calendar Quarter in which such Combination Product is sold, the average Net Sales per unit sold in the above described equation shall be replaced with Zai’s and MacroGenics’ mutual agreement of the fair market value of the Licensed Component and each of the Other Component(s) included in such Combination Product.

1.105“Other Jointly Owned Patents” means all Jointly Owned Patents other than Jointly Owned Product Patents.

1.106“Other Third Party Agreement” has the meaning set forth in Section 9.7(a).

1.107“[***]” means all [***] Development and Regulatory Approval of the Product [***] but [***] Development and Regulatory Approval of the Product [***] the Territory and [***]) Development Costs incurred by or on behalf of Zai, MacroGenics or a Related Party outside the Territory in connection with the conduct of the Development Plan in support of the Development of the Licensed Compounds and Products for the Territory in accordance with such Development Plan.

1.108“Patent(s)” means (a) all patents and patent applications in any country (including Country), region (including Region) or supranational jurisdiction and (b) any provisionals, substitutions, divisions, continuations, continuations in part, reissues, renewals, registrations, confirmations, reexaminations, extensions, supplementary protection certificates and the like, of any such patents or patent applications.

1.109“Patent Prosecution” means the responsibility for (a) preparing, filing, prosecuting, and pursuing registration of, applications (of all types) for any Patent (b) for maintaining any Patent, and (c) for managing any interference or opposition proceeding relating to the foregoing.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.110“Payment Taxes” means VAT  and income taxes withholding required under Applicable Law to be paid to a tax authority in the Territory.

1.111“Permitted Subcontractors” has the meaning set forth in Section 3.7.

1.112“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization, including a government or political subdivision, department or agency of a government.

1.113“Phase I Clinical Trial” means a human clinical trial, or the relevant portion of such trial, of a Product in patients in any country (including Country or Region) in accordance with GCP that generally provides for the first introduction into humans of a Product and intended to determine safety, metabolism and pharmacokinetic properties and clinical pharmacology of a Product in health patients, or that would otherwise satisfy the requirements of Applicable Laws and Regulations for such country in which such human clinical trial is conducted, such as 21 C.F.R. § 312.21(a), relating to human clinical trials conducted in the United States, or any successor regulation thereto or foreign equivalents.

1.114“Phase II Clinical Trial” means a human clinical trial, or the relevant portion of such trial, conducted in patients with a Product, in accordance with GCP and intended to demonstrate efficacy and a level of safety in the particular Indication tested, as well as to obtain a preliminary Indication of the unit or daily dosage regimen required, or that would otherwise satisfy the requirements of Applicable Laws and Regulations of the country (including Country or Region) in which such human clinical trial is conducted, such as 21 C.F.R. § 312.21(b), relating to human clinical trials conducted in the United States, or any successor regulation thereto or foreign equivalents.

1.115“Phase III Clinical Trial” means a human clinical trial, or the relevant portion of such trial, in any country that is conducted in accordance with GCPs and the results of which are intended to be used as a pivotal study to establish both safety and efficacy of a Product as a basis for a BLA submitted to the FDA, CFDA or the appropriate Regulatory Authority of such other country (including Country or Region), or that would otherwise satisfy the requirements of 21 C.F.R. § 312.21(c), or any successor regulation thereto or foreign equivalents.

1.116“Phase IV Clinical Trial” means a human clinical trial conducted after the Regulatory Approval of a Product in a country (including Country or Region), which trial is conducted (a) voluntarily to enhance scientific knowledge of such Product (e.g., for expansion of product labeling or dose optimization); or (b) conducted due to a request or requirement of a Regulatory Authority of a country (including Country or Region).

1.117“PRC” means the People’s Republic of China, which for purposes of this Agreement, excludes the Hong Kong Special Administrative Region, the Macau Special Administrative Region, and Taiwan.

1.118“Product” means, individually, each of Margetuximab Product, MGD013 Product and HER2 Trident Product, including in each case, as a component of a Combination Regimen, and collectively, the “Products”.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.119“Product Brand” has the meaning set forth in Section 4.2.

1.120“Qualified CMO” has the meaning set forth in Section 5.4.

1.121“Region” means individually and collectively Hong Kong Special Administrative Region, and Macau Special Administrative Region.

1.122“Registration Trial” means the first clinical trial which is designed to support Regulatory Approval for the Product in a Country or Region in the Territory.

1.123“Regulatory Approval” means a BLA approval from the relevant Regulatory Authority in a region (including Region) or country (including Country) to market and sell a Product in such region or country.

1.124“Regulatory Authority” means any applicable government regulatory authority involved in granting approvals for the conduct of clinical trials or the manufacturing, marketing, reimbursement or pricing, as applicable, of a Product, including in the United States, the FDA and in the PRC, the CFDA, and any successor governmental authority having substantially the same function.

1.125“Regulatory Submissions” means any filing, application, or submission with any Regulatory Authority, including authorizations, approvals or clearances arising from the foregoing, including INDs, BLAs, NDAs, and Regulatory Approvals, and all correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences or discussions with the relevant Regulatory Authority, in each case, with respect to a Product.

1.126“Related Party” means, with respect to a Party, its Affiliates and (Sub)licensees.

1.127“Requesting Party” has the meaning set forth in Section 8.2.

1.128“[***]” has the meaning set forth in Section 5.4.

1.129“[***]” has the meaning set forth in Section 5.4.

1.130“[***]” has the meaning set forth in Section 5.4.

1.131“Rolling Net Sales” has the meaning set forth in Section 5.4.

1.132“[***]” has the meaning set forth in Section 5.4(a).

1.133“[***] Period” has the meaning set forth in Section 5.4(a).

1.134“Royalty Term” means, with respect to sales of a Product in the Territory, on a Country-by-Country and Region-by-Region basis, the time period beginning on the First Commercial Sale of such Product in the Territory and expiring on the latest of the following dates:

(a)the [***] of the date of First Commercial Sale of the Product in the applicable Country or Region, as the case may be;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)the expiration in the Territory of the last-to-expire MacroGenics Licensed Patent having a Valid Claim Covering the composition, Manufacture, use, sale or importation of the Product in the applicable Country or Region, as the case may be; or

(c)the expiration of the latest Data Exclusivity Period for the Product in the applicable Country or Region, as the case may be.

1.135“SIAC” has the meaning set forth in Section 14.3.

1.136“Site Regulatory Package” or “SRP” means a set of investigational site-specific regulatory documents such as, to the extent required by the applicable Regulatory Authority: Form FDA 1572 (or an equivalent document used in a region (including Region) or country (including Country) in the Territory that identifies any relationships that pose a potential conflict of interest for an investigator or other person whose responsibilities are critical to conduct of a clinical trial), principal investigator curriculum vitae, signed protocol signature page, site-specific ICF/IAF (back-translated into English if the local language is other than English), investigator brochure, clinical trial agreement, clinical trial approval, IRB/IEC approval, study site qualification documents, privacy requirements (e.g., HIPAA), IRB/IEC membership, and other country (including Country)-specific or region (including Region)-specific requirements.

1.137“SOPHIA” means the Phase III Clinical Trial entitled “A Phase 3, Randomized Study of Margetuximab Plus Chemotherapy vs Trastuzumab Plus Chemotherapy in the Treatment of Patients With HER2+ Metastatic Breast Cancer Who Have Received Prior Anti-HER2 Therapies and Require Systemic Treatment” ongoing as of the Effective Date, as the protocol for such clinical trial may be amended or updated from time to time.

1.138“Study Material(s)” means Licensed Compounds, MGA012 and Product formulated in accordance with the applicable specifications as adopted by MacroGenics and laws, rules and regulations of the United States and in the Territory (a) for preclinical activities, and (b) for administration to subjects in Clinical Trials.

1.139“Sublicensee” means a Third Party that is granted a sublicense under the licenses granted to a Party under this Agreement, as permitted under this Agreement.

1.140“Term” has the meaning set forth in Section 15.1.

1.141“[***]” or “[***]” means Manufacture of Margetuximab by Zai, in the Territory, either itself or through a Qualified CMO, solely for Commercialization of Margetuximab Products (including as part of a Margetuximab Combination Regimen) by Zai, its Affiliates and Sublicensees in the Field in the Territory under this Agreement (but for clarity, (x) no other Licensed Compounds or Products and (y) not outside of the Field or outside of the Territory).  [***] shall exclude product/quality release which shall be conducted by MacroGenics.

1.142“[***]” has the meaning set forth in Section 5.4(b).

1.143“Territory” means the PRC, Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.144“Territory Development Costs” has the meaning set forth in Section 3.6(a).

1.145“Territory Specific Development Plan” means the written plan for Development of the Licensed Compounds and Products in the Field in the Territory that is primarily intended to support Regulatory Approval of the Product in the Territory (and, for clarity, not outside the Territory) and not otherwise included within the Global Development Plan.

1.146“Territory Subjects Enrolled” means that portion of the Total Subjects Enrolled in the Territory for the applicable Clinical Trial.

1.147“Third Party” means an entity other than (a) Zai and its Affiliates, and (b) MacroGenics and its Affiliates.

1.148“Total Amount” has the meaning set forth in Section 7.4(b).

1.149“Total Manufacturing Cost” has the meaning set forth in Section 5.4.

1.150“Total Subjects Enrolled” means, with respect to a given Clinical Trial, the total number of study subjects enrolled in such Clinical Trial worldwide.

1.151“Trademark(s)” means all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications throughout the world.

1.152“Trademark Prosecution” means the responsibility for (a) preparing, filing, and seeking registration of, trademark applications (of all types) for any Trademark, (b) for maintaining any Trademark, and (c) for managing any interference or opposition proceeding relating to the foregoing.

1.153“Triggered Third Party Payments” is defined in Section 9.7(c).

1.154“United States” or “US” means the United States of America and its territories and possessions, including the Commonwealth of Puerto Rico and the U.S. Virgin Islands.

1.155“US Dollars” means United States Dollars, the lawful currency of the US.

1.156“Valid Claim” means a claim of: (a) an issued and unexpired Patent included within the MacroGenics Licensed Patents in a country (including Country or Region) which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and has not been abandoned, disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise; or (b) a pending patent application that has been filed in good faith and that has not been cancelled, withdrawn, or abandoned and has not been pending for more than [***] years from the earliest priority date, provided that, if a claim ceases to be a Valid Claim by reason of the foregoing subclause (b), then such claim shall again be deemed a Valid Claim in the event such claim subsequently issues.

1.157“Zai Audit” has the meaning set forth in Section 4.4(f).

1.158“Zai Indemnitees” has the meaning set forth in Section 12.2.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.159“Zai Licensed Know‑how” means all Know-how (excluding any Patent) Controlled by Zai or any of its Affiliates as of the Effective Date or at any time during the Term that is: (a) related to a Licensed Compound, Product or Combination Regimen (including MGA012 as a component of a Combination Regimen) and (b) incorporated or used by Zai or its Affiliates in connection with the Development, Manufacture or Commercialization of the Licensed Compounds or Products (including as part of a Combination Regimen) in the Territory; and (c) necessary or reasonably useful for MacroGenics to exercise the rights licensed to or retained by it under this Agreement or perform its obligations under this Agreement. The term Zai Licensed Know-how shall also be deemed to include Zai’s interest in any Know‑how jointly owned pursuant to Section 13.1(c).

1.160“Zai Licensed Patents” means any and all Patents Controlled by Zai or any of its Affiliates at any time during the Term that: (a) claim or cover any data, result or invention conceived, created or reduced to practice in the course of conducting the Collaboration solely by or on behalf of Zai or any of its Affiliates specifically in relation to a Licensed Compound, Product or Combination Regimen (including in relation to MGA012 as a component of a Combination Regimen) and (b) Zai’s interest in any Patent jointly owned pursuant to Section 13.1(c).

1.161[***]” has the meaning set forth in Section 5.4(b).

1.162“[***]” means [***] [***].

2.	Governance

2.1Joint Steering Committee

(a)Membership. The Parties hereby establish a joint steering committee (the “Joint Steering Committee” or “JSC”), to coordinate and oversee activities on which the Parties collaborate under this Agreement. The JSC shall consist of [***] representatives from each Party. [***] shall [***] the initial chairperson of the JSC. Thereafter, the role of chairperson shall [***]. Each Party may replace its appointed JSC representatives at any time upon reasonable written notice to the other Party. The initial representatives and chair of the JSC shall be established within [***] days after the Effective Date. The chair shall have the responsibility to call regular meetings, circulate meeting agendas at least [***] days prior to each regular JSC meeting, draft minutes for each JSC meeting and circulate such minutes for both Parties’ written approval. The chair shall have no other authority or special voting power.

(b)Responsibilities. The responsibilities of the JSC shall be:

(i)to provide a vehicle by which the Parties may share information regarding the overall strategy for the Collaboration;

(ii)review, discuss and approve each of the Global Development Plan (with respect to the regulatory activities, non-clinical and clinical Development activities under the Global Development Plan that are to be conducted in the Territory (the “Territory Specific Activities”)), Territory Specific Development Plan,  Commercialization Plan, and updates or amendments thereto and

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

to share and discuss the progress of activities under each of the Global Development Plan and Territory Specific Development Plan [***];

(iii)to facilitate the exchange of information between the Parties with respect to the activities hereunder and to establish procedures for the efficient sharing of information necessary for the Parties to fulfill their respective responsibilities with respect the Collaboration;

(iv)to share and discuss the data generated by or on behalf of the Parties in the course of performance towards the goals set forth in the Global Development Plan, Territory Specific Development Plan and Commercialization Plan, respectively;

(v)to coordinate Development and Commercialization strategies, allocate resources and set timelines, in each case to facilitate the activities under the Global Development Plan, Territory Specific Development Plan and Commercialization Plan, respectively;

(vi)to establish an overall regulatory strategy for Products in the Territory that is consistent with and complements the worldwide regulatory strategy being implemented by MacroGenics for the Products;

(vii)to create any subcommittees (including the JDC and JCC) as agreed in writing by both Parties, to oversee the activities of such subcommittees, and to seek to resolve any issues that such subcommittees cannot resolve;

(viii)to establish an overall strategy for the filing, prosecution and maintenance of MacroGenics Licensed Patents, MacroGenics Licensed Trademarks and Zai Licensed Patents in the Territory and Patent and Trademark term extensions; and

(ix)to perform such other functions as expressly set forth in this Agreement or as appropriate to further the purposes of this Agreement, as determined by the Parties.

(c)Decision-Making. The JSC shall make decisions [***], with each Party’s representatives collectively having [***] and at least [***] representative from each Party present.

(d)Deadlocks; Final Decision-Making Authority. In the event the JSC cannot reach an agreement regarding any matter within the JSC’s authority for a period of [***] days (a “Deadlock”), then either Party may [***], and if a Party makes an election to refer a matter to the Executive Officers, the Executive Officers shall [***].  If the Executive Officers are unable to reach consensus on any such matter within [***] days after its submission to them, the Deadlock shall be resolved in accordance with the provisions of this Section 2.1(d):

(i)Except for those Deadlocks set forth in Section 2.1(d)(ii) for which [***] shall have the final decision-making authority, [***] shall have the final decision-making authority with respect to all Deadlocks, including regarding:

(1)Manufacturing of Licensed Compounds, MGA012 or Products. [***] will use Commercially Reasonable Efforts to mitigate and minimize any adverse effect such decision may have on the Development, Regulatory Approval or Commercialization of the Licensed Compounds or

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Products in the Territory.  In making such decision [***] will in good faith [***] countries and regions, [***] (if impacted) in which the Licensed Compound or Products are being Developed or Commercialized and [***] shall not make any decision that will require [***] to take any action that is inconsistent with any requirement or recommendation of any Regulatory Authority in the Territory or prevent [***] from taking any action required by Regulatory Authority in order to obtain or maintain Regulatory Approval for the Product in the Territory;

(2)global Development of Licensed Compounds, MGA012 and Products, including the conduct of all Global Clinical Trials; and

(3)global Commercialization of Licensed Compounds, MGA012 and Products.

(ii)[***] shall have the final decision-making authority on all Deadlocks pertaining solely and specifically to any of the following: (A) Development and regulatory activities (subject to [***] right to [***] (an any [***])) [***], including for each Clinical Trial conducted [***] and the regulatory strategy and plan for obtaining Regulatory Approval of the Product [***], in each case, included in the [***] under the Global Development Plan and the Territory Specific Development Plan, and (B) Commercialization activities (consistent with the Global Branding Strategy for such Product in accordance with Section 4.2) of the Licensed Compounds and Products in the Field [***], provided that such decision under the foregoing (A) or (B) shall not have any material adverse effect on the Development, Regulatory Approval, Manufacture or Commercialization of the Licensed Compounds, MGA012 or Products [***].

All disputes that are not subject to the decision making authority of the Parties under Section 2.1(c)(i) and (ii), shall be subject to binding arbitration in accordance with Section 14.

Notwithstanding Section 2.1(d)(i) or (ii), no exercise of a Party’s unilateral decision-making authority on any such matters may, without the other Party’s prior written consent, be used to (a) make a determination as to whether a particular milestone or other criteria has been achieved or that any if its obligations under this Agreement has been fulfilled, (b) amend or add to such Party’s consent or approval rights  or otherwise expand or reduce its obligations provided under this Agreement, (c) impose any requirements that the other Party take or decline to take any action that would result in a violation of Applicable Laws and Regulations or any agreement with any Third Party (including any MacroGenics Third Party Agreements) or the infringement of intellectual property rights of any Third Party, (d) make a decision that is expressly stated to require the consent or approval of the other Party, (e) otherwise conflict with this Agreement or (f) increase the other Party’s obligations (including payment obligations) or reduces the other Party’s rights under this Agreement without such other Party’s written consent.

(e)JSC Meetings. JSC meetings shall be held [***], or on any other schedule mutually agreed by the Parties. With the consent of the representatives of each Party serving on the JSC, other representatives of each Party may attend meetings as non-voting observers (provided such non-voting observers have confidentiality obligations to such Party that are at least as stringent as those set forth in this Agreement). A JSC meeting may be held either in person or by audio, video or internet teleconference with the consent of each Party. Meetings of the JSC shall be effective only if at least [***] of each Party is present or participating. Each Party shall be responsible for all of its own expenses of participating in the

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

JSC meetings. The Parties shall alternate hosting the in-person meeting, and the Party hosting is responsible for preparing and circulating the minutes of the JSC meetings.

(f)Duration of JSC. The JSC shall continue to exist until the first to occur of (a) the Parties mutually agreeing in writing to disband the JSC or (b) termination of this Agreement in accordance with the terms hereof.

(g)Limitations. The JSC shall have no authority other than that expressly set forth in this Section 2.1 and, specifically, shall have no authority (a) to amend or interpret this Agreement, or (b) to determine whether or not a breach of this Agreement has occurred.

(h)Subcommittees.  Any Subcommittee (including the JDC and JCC) established by the JSC hereunder shall be composed of [***].  Each Party may replace its subcommittee representatives upon written notice to the other Party.  All decisions of a Subcommittee shall be made by unanimous vote, with each Party’s representatives having one vote.  In the event the Parties are unable to reach a unanimous vote with respect to a matter, such matter shall be referred to the JSC for resolution.

(i)Joint Development Committee.

(1)General.  Within [***] days of the Effective Date, the Parties shall establish a joint development committee (the “Joint Development Committee” or the “JDC”) to oversee (1) the day-to-day Development of the Licensed Compounds and Products and the execution of the Global Development Plan and Territory Specific Development Plan, (2) the progress of the Regulatory Approvals and Regulatory Submissions for the Licensed Compounds and Products, (3) to share information regarding proposed Clinical Trial sites in the Territory, and (4) such other Development related activities delegated to it by the JSC.  Each Party shall appoint three [***] to the JDC, each of whom shall be an officer or employee of the applicable Party having sufficient knowledge regarding Development of the Licensed Compounds and Products.

(2)Meetings.  While the Parties are developing and conducting Clinical Trials for Licensed Compounds and Products in the Territory, the JDC shall meet at least [***] per Calendar Quarter.  The Parties shall endeavor to schedule meetings of the JDC at least [***] months in advance.

(ii)Joint Commercialization Committee.

(1)General.  Within [***] days of initiating a Registration Trial, the Parties shall establish a joint commercialization committee (the “Joint Commercialization Committee” or the “JCC”) to oversee and coordinate (1) the day-to-day Commercialization of the Licensed Compounds and Products in the Territory and the execution of the Commercialization Plan, including review of branding, marketing strategy, Product positioning, pricing and reimbursement strategy (to the extent legally permissible), (2) the progress of Commercialization activities for the Licensed Compounds and Products, and (3) such other Commercialization related activities delegated to it by the JSC.  Each Party shall appoint [***] representatives to the JCC, each of whom shall be an officer or employee of the applicable Party having sufficient knowledge regarding Commercialization of the Licensed Compounds and Products.

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(2)Meetings.  While the Parties are Commercializing Licensed Compounds and Products in the Territory, the JCC shall meet at least [***] per Calendar Quarter.  The Parties shall endeavor to schedule meetings of the JCC at least [***] months in advance.

3.	Development

3.1Zai Responsibilities. Zai shall use Commercially Reasonable Efforts to Develop Products in the Territory in accordance with this Agreement, the Global Development Plan and Territory Specific Plan with the goal of achieving Regulatory Approval of Products in the Territory. Zai shall use Commercially Reasonable Efforts to conduct all activities described in the Global Development Plan and Territory Specific Plan.  Zai shall not Develop any combination of Margetuximab Product or [***] (in each case, solely in accordance herewith) unless otherwise mutually agreed by the Parties, and any Clinical Trial to be conducted hereunder [***] in each instance.  Notwithstanding the foregoing, either Party may propose to develop a Combination Regimen in the Territory using [***] that is [***] and such development shall be subject to the mutual agreement of the Parties, which agreement shall not be unreasonably withheld.  Specifically, [***] shall not unreasonably withhold such consent provided that (a) Zai has used Commercially Reasonable Efforts to develop the Combination Regimen utilizing [***], (b) Zai has commenced [***] for a Margetuximab Product in accordance with Exhibit C, and (c) there exists a [***] such that development of [***] for at least [***] months or the nature of such issue makes it improbable for it to be resolved in less than  [***] months.

3.2Without limiting Section 3.1, in the Territory:

(a)Zai ’s responsibilities shall include, using Commercially Reasonable Efforts to conduct the following activities: (i) conducting all Clinical Trials (other than [***]) required for Regulatory Approval of Products in the Territory, (ii) as soon as reasonably practicable after the Effective Date conducting an [***], (iii) the submission of all INDs in the Territory; (iv) interaction with the Regulatory Authorities in the Territory; (v) translation of necessary documents required for Regulatory Approval in the Territory; (vi) recruiting, qualifying and establishing Clinical Trial sites for the Territory, including the preparation, collection, review, approval and translation of all documentation (including Site Regulatory Packages, as applicable) required by Regulatory Authorities for the participating Clinical Trial sites in the Territory, (vii) monitoring of all clinical trial sites in the Territory for Clinical Trials that are part of the Territory Specific Development Plan or for the Territory Specific Activities under the Global Development Plan; and (viii) providing reasonable assistance to MacroGenics with submissions to and interactions with the FDA and other Regulatory Authorities outside of the Territory at MacroGenics’ request and expense; provided, however, that with respect to the provision of data, information and materials, such obligation to assist shall not require Zai to generate any data not within its possession or control; and

(b)Zai shall use Commercially Reasonable Efforts to support other additional Development activities responsive to unique regulatory or commercial requirements in the Territory as set forth in the Territory Specific Development Plan or under the Global Development Plan.

3.3Development Plans. The Development of the Product in the Territory under this Agreement shall be governed by the Global Development Plan and Territory Specific Development Plan, which may be revised from time to time in accordance with this Section 3.3. During the Term, the Global Development Plan and Territory Specific Development Plan shall contain in reasonable detail the major

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Development and regulatory activities conducted by or on behalf of Zai (or its Affiliates or Sublicensees), including those necessary to (i) with respect to the Territory Specific Activities under the Global Development Plan, conduct the [***] in Section 3.2(a)(ii) above, (ii) seek Regulatory Approval and progress clinical Development for (A) Margetuximab [***], (B) Margetuximab [***] in the Territory, and (C) [***] Clinical Trials that include [***], in each case of (A) through (C) in the Territory and subject to review and change as set forth in Section 3.3(b), and (iii) the estimated timelines for achieving such activities until such Regulatory Approval in each Country or Region in the Territory has been obtained. In accordance with Section 2.1(b)(ii), the JDC shall review and submit to the JSC for approval, and the JSC shall review and approve the Global Development Plan and each Territory Specific Development Plan and any updates or amendments to the Global Development Plan or a Territory Specific Development Plan. The initial Global Development Plan and Territory Specific Development Plan are attached hereto as Exhibit C. To the extent the Development activities and Clinical Trials contemplated under 3.3(ii) are not included under the Global Development Plan, such Development activities and Clinical Trials shall be included under the Territory Specific Development Plan, unless otherwise mutually agreed by the Parties in writing.  For clarity, Zai shall not be permitted to exercise its unilateral decision-making authority under Section 2.1(d)(ii)(A) to reduce or eliminate Zai’s obligations to conduct the Development activities and Clinical Trials contemplated by the foregoing 3.3.

(a)Review of Development. The JDC shall review the progress of the conduct of the Global Development Plan and Territory Specific Development Plan at each meeting of the JDC.

(b)Review of the Global Development Plan and Territory Specific Development Plan. On no less than [***], the JDC shall review the Global Development Plan with respect to its conduct in the Territory and Territory Specific Development Plan, as appropriate, and recommend any amendment, and any changes (which for the Global Development Plan shall be limited to its conduct in the Territory) to such plans based on development, regulatory and commercialization considerations in the Territory consistent with Zai’s using Commercially Reasonable Efforts, which shall be submitted to and subject to the approval by the JSC. Once approved by the JSC, the Parties agree that any such updated Global Development Plan or Territory Specific Development Plan shall supersede and replace, as applicable, the then-current Territory Specific Development Plan and Global Development Plan with respect to the Territory.

3.4MacroGenics Responsibilities.  As between the Parties, MacroGenics (itself or through its Affiliates or licensees) shall use Commercially Reasonable Efforts for Developing the Products outside of the Territory and completing and funding (or having completed and funded) [***] Trident.  Without limiting the foregoing, MacroGenics’ responsibilities shall include, either by itself or through its Affiliates or licensees, using Commercially Reasonable Efforts (a) to conduct [***] in such Clinical Trial; and (b) to conduct those Development activities assigned to MacroGenics under the Global Development Plan or Territory Specific Development Plan.  MacroGenics agrees to provide reasonable assistance to Zai with submissions to and interactions with the CFDA and other Regulatory Authorities necessary to obtain Regulatory Approval for the Products in the Territory at [***].

3.5Conduct of Development. Zai shall use Commercially Reasonable Efforts to conduct the Development activities under the Territory Specific Development Plan and those Development activities allocated to Zai under the Global Development Plan (including the Territory Specific Activities) and to achieve the Development goals as described in those Territory Specific Activities under the Global Development Plan and Territory Specific Development Plan.  All such activities shall be conducted in

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compliance with: (a) the terms and conditions of this Agreement; (b) the Global Development Plan and Territory Specific Development Plan, as updated from time to time; (c) all applicable GLP, GCP and applicable cGMP requirements, including those specified by the ICH; and (d) all Applicable Laws and Regulations.  MacroGenics shall conduct its activities under this Agreement in compliance with: (a) the terms and conditions of this Agreement; (b) the Global Development Plan, as updated from time to time; (c) all applicable GLP, GCP and applicable cGMP requirements, including those specified by the ICH; and (d) all Applicable Laws and Regulations.

3.6Development Costs.

(a)Territory Specific.  Zai shall be responsible for all [***] with the conduct of (i) the [***] under the Global Development Plan or (ii) the Territory Specific Development Plan, including in each case ((i) and (ii)) the applicable cost of the [***] (the “Territory Development Costs”).  Costs for [***] MacroGenics to Zai are addressed in Section 5.1(c).

(b)Outside Territory.  Zai shall be responsible for the [***], and, as between the Parties, MacroGenics shall be responsible for all [***] other than the [***] (the “[***]”).

(c)Reconciliation/Reimbursement.  Within [***] days after [***], MacroGenics shall submit to a finance officer designated by MacroGenics and a finance officer designated by Zai (the “Finance Officers”) a report setting forth a good faith estimate of the Outside Development Costs and Territory Development Costs it incurred in [***].  Within [***] days following the end of such quarter, MacroGenics shall update such report to reflect the final amount of Outside Development Costs and Territory Development Costs incurred by it in [***].  Such report shall specify in reasonable detail all such costs and shall include reasonably detailed supporting documentation, and, any additional documentation reasonably requested by Zai shall be promptly provided.  Within [***] days after [***], Zai shall notify MacroGenics in writing if it disagrees with the calculation of such payments owed to MacroGenics by Zai along with a detailed explanation thereof, and within [***] following Macrogenics’ receipt of such notice from Zai, the Finance Officers shall promptly confer and attempt to resolve in good faith the amount of the reimbursement payment owed to MacroGenics by Zai, such that all Territory Development Costs and the [***] are borne [***] and the MacroGenics Outside Cost Share for [***] is borne [***].  With respect to each such reimbursement payment owed to MacroGenics, Zai shall (or any of its Affiliates shall) submit such payment to MacroGenics (or any of its designated Affiliates) within [***] Business Days after the end of such [***] period.  In the event of any disagreement with respect to the calculation of any such payment under this Sections 3.6(c), any undisputed portion of such payment shall be paid in accordance with the foregoing timetable specified in this Section 3.6(c), and the remaining, disputed portion shall be paid within [***]after the date [***].  In addition, following the Effective Date, each Party shall consider in good faith other reasonable procedures proposed by the other Party for sharing financial information in order to permit each Party to close its books in a periodic timely manner.  For the avoidance of doubt, no cost or expense shall be counted more than once in calculating Territory Development Costs and Outside Development Costs, even if such costs or expense falls into more than one of the cost categories that comprise [***].

3.7Subcontractors. Each Party shall have the right to engage Third Party contractors to perform any portion of its obligations under this Agreement (each such subcontractor, a “Permitted Subcontractor”), provided, however, [***]. Any such Permitted Subcontractor engaged by Zai hereunder

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shall be required to agree in writing to be bound by terms regarding maintaining the confidentiality of proprietary information that are no less stringent than those contained in this Agreement and regarding ownership of intellectual property that are consistent with those contained in this Agreement. Zai’s use of Permitted Subcontractors shall not relieve it of any of its obligations pursuant to this Agreement.

3.8Clinical Trial Data. All Clinical Data generated under this Agreement, including under the Territory Specific Development Plan or the Global Development Plan, shall be [***].  [***] by Applicable Laws and Regulations, shall [***]) to [***] all of [***] Clinical Data. [***] shall provide a copy of all such Clinical Data to [***] promptly following generation thereof, but in any event, on a schedule reasonably agreed by the JSC.

3.9Information and Cooperation. In addition to the obligations under Section 3.8, each Party shall use Commercially Reasonable Efforts to reasonably cooperate with the other Party in relation to the work under this Agreement and keep the other Party informed of its Development and Commercialization (including promotional) activities reasonably related to the work under this Agreement, and shall provide to the other Party, as appropriate, regular summary updates. If reasonably necessary for a Party to perform its work under this Agreement or to exercise its rights under this Agreement, or in the case of MacroGenics, to further the Development, including clinical or regulatory programs, or Commercialization of a Licensed Compound, or a Product outside the Territory (or inside the Territory in connection with a Global Clinical Trial) or MGA012 inside or outside the Territory, that Party may request that the other Party provide more detailed information and data regarding the updates it earlier provided, and the other Party shall promptly provide the requesting Party with information and data as is reasonably available and reasonably related to the work under this Agreement. Neither Party is required to generate additional data or prepare additional reports (except to the extent required to comply with safety reporting requirements under Applicable Laws and Regulations) to comply with the foregoing obligation. All such reports, information and data provided shall be subject to Section 10.1.

3.10MacroGenics’ Development in Territory and Global Clinical Trials. MacroGenics shall not have the right to conduct non-clinical Development and clinical Development (in connection with Global Clinical Trials) in the Field in the Territory which are not specified in the Global Development Plan without Zai’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) (“MacroGenics Territory Activities”). If so consented by Zai, MacroGenics shall control and be responsible for conducting such MacroGenics Territory Activities, including the interaction with Regulatory Authority in the Territory in connection therewith, and all associated Development Costs incurred by MacroGenics in the conduct of such Development shall be borne [***] by [***].

4.	Commercialization

4.1Overview. [***] shall have [***] (subject to Sections 2.1(c) and (d)) for [***] of the Commercialization of Products in the Territory [***], including developing and executing a plan for commercial launch, obtaining all required approvals from Regulatory Authorities for Commercialization (including reimbursement activities), marketing and promotion, booking sales and distribution and performance of related services, providing customer support, including handling medical queries, and performing other related functions. Zai shall use Commercially Reasonable Efforts to Commercialize the Products. [***] shall [***] Commercialization activities at regular meetings of the JSC as contemplated by Section 2.1(e). As between Zai and MacroGenics, Zai shall [***] Products in the Territory, and shall

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have [***] Products in the Territory. [***] shall [***] in connection with all such Commercialization activities in the Territory. [***] shall provide [***] in the Territory within [***] days after such [***]  [***] shall have [***] the Commercialization of Products [***] at [***], including obtaining all required approvals from Regulatory Authorities for Commercialization (including reimbursement activities), marketing and promotion, booking sales and distribution and performance of related services, providing customer support, including handling medical queries, and performing other related functions.

4.2Product Labeling; Promotional Materials. Zai shall reasonably cooperate with MacroGenics and its designees to establish a global branding strategy for the Products worldwide.  Zai shall Commercialize the Products in the Territory under the worldwide brand and consistent with the global branding strategy, in each case, specified by MacroGenics (the “Product Brand” and “Global Branding Strategy”, respectively), except to the extent such branding is not practicable in the Territory or not permitted by any applicable Regulatory Authority in the Territory, in which case MacroGenics and Zai shall agree on an alternate Territory specific Product Brand or MacroGenics may make an adjustment to the Global Branding Strategy, as MacroGenics deems appropriate. Except for the depiction of trademarks, logos and other symbols that are intended to identify MacroGenics’ as a company or the manufacturer or owner of a Product, Zai shall be responsible for designing and supplying the printable artworks of Product labeling in electronic version and promotional materials for the Products for the Territory. Zai shall be responsible for how and the manner in which Products shall be presented and described in the Territory to the medical community in any promotional materials for a Product intended to be disseminated in the Territory, and the placement of the name and logos of Zai therein, in each case as permitted by Applicable Law and consistent with the Product Brand and labeling for the Products approved by the applicable Regulatory Authority, and consistent with the Global Branding Strategy.

4.3Sales and Distribution

(a)Orders and Sales. [***] shall [***] handling all returns, order processing, invoicing and collection, distribution, and inventory and receivables for the Products throughout the Territory. [***] shall have the [***] establishing and modifying the terms and conditions with respect to the sale of the Products in the Territory, including any terms and conditions relating to or affecting the price at which the Products shall be sold, discounts available to any Third Party payers (including managed care providers, indemnity plans, unions, self-insured entities, and government payer, insurance or contracting programs), any discount attributable to payments on receivables, distribution of the Products, and credits, price adjustments, or other discounts and allowances to be granted or refused; provided, however, that Zai shall act in good faith when doing the foregoing.

(b)Pricing. [***] shall [***] pricing of the Products in the Territory, with the understanding that Zai shall also be solely responsible for preparing and implementing the reimbursement strategy for the Products in the Territory. MacroGenics shall, subject to any restrictions imposed under Applicable Laws and Regulations, use reasonable efforts to provide all the data deemed necessary by MacroGenics and within its possession or control so as to support any application by Zai for desired medical reimbursement rates in the Territory.

4.4Compliance. Each Party shall comply with the terms of this Agreement and all Applicable Laws and Regulations relating to activities performed or to be performed by such Party (or its Affiliates, contractor(s) or Sublicensee(s)) under or in relation to the Commercialization of the Products pursuant to this Agreement. Notwithstanding the foregoing, Zai agrees, on behalf of itself, its officers, directors and

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employees and on behalf of its Affiliates, agents, representatives, consultants, and Permitted Subcontractors (together with Zai, the “Zai Representatives”) that for the performance of its obligations hereunder:

(a)The Zai Representatives shall not directly or indirectly pay, offer or promise to pay, or authorize the payment of any money, or give, offer or promise to give, or authorize the giving of anything else of value, to: (i) any Government Official in order to influence official action; (ii) any Person (whether or not a Government Official) (a) to influence such Person to act in breach of a duty of good faith, impartiality or trust (“Acting Improperly”), (b) to reward such Person for Acting Improperly, or (c) where such Person would be Acting Improperly by receiving the money or other thing of value; (iii) any other Person while knowing or having reason to know that all or any portion of the money or other thing of value shall be paid, offered, promised or given to, or shall otherwise benefit, a Government Official in order to influence official action for or against either Party in connection with the matters that are the subject of this Agreement; or (iv) any Person to reward that Person for Acting Improperly or to induce that Person to Act Improperly.

(b)The Zai Representatives shall not, directly or indirectly, solicit, receive or agree to accept any payment of money or anything else of value in violation of the Anti-Corruption Laws.

(c)Zai and the other Zai Representatives shall comply with the Anti-Corruption Laws and shall not take any action that shall, or would reasonably be expected to, cause either Party (or its Affiliates) to be in violation of any such laws. In furtherance of the foregoing, Zai acknowledges and confirms the following:

(i)Zai has reviewed its internal programs in relation to the Anti-Corruption Laws and the ability of the Zai representatives to adhere to such laws in performance of its obligations hereunder in advance of the signing of this Agreement and warrants that it and the other Zai Representatives can and shall continue to comply with such Anti-Corruption Laws in performance of its obligations hereunder and further represents and warrants that should either Party identify in writing to the other Party any measures that should be reasonably taken to improve Zai Representatives’ compliance with such Anti-Corruption Laws for the performance of its obligations hereunder (the “Improvement Plan”), Zai shall use Commercially Reasonable Efforts to implement such Improvement Plan within [***] (which shall in any event not be in excess of [***] calendar months) from the date the Improvement Plan is delivered to the receiving Party. In the absence of the full implementation by Zai of such Improvement Plan within [***] calendar month period, MacroGenics shall be entitled to terminate this Agreement, upon written notice to Zai with immediate effect, to be relieved of any obligations, and to seek compensation from Zai;

(ii)To the best of Zai’s and its Affiliates’ knowledge after reasonable diligence, no Zai Representative that shall participate or support Zai’s performance of its obligations hereunder has, directly or indirectly, (x) paid, offered or promised to pay, or authorized the payment of any money; (y) given, offered or promised to give, or authorized the giving of anything else of value; or (z) solicited, received or agreed to accept any payment of money or anything else of value, in each case ((x), (y) and (z)), in violation of the Anti-Corruption Laws during the [***] preceding the date of this Agreement.

(iii)To the best of Zai ’s and its Affiliates’ knowledge, none of its intellectual property rights, technology, contracts, materials, or licenses or other assets that are the subject of this

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Agreement, other than those provided by or on behalf of MacroGenics, were procured in violation of any Anti-Corruption Laws.

(d)Zai, on behalf of itself and the Zai Representatives, represents and warrants to MacroGenics that all information provided by Zai and the Zai Representatives to MacroGenics in any anti-bribery and corruption due diligence checklist, similar due diligence process performed by MacroGenics or its Affiliates or inquiry by MacroGenics related to Zai ’s or the Zai Representatives compliance with Anti-Corruption Laws is true, complete and correct in all material respects at the date it was provided and that any material changes in circumstances relevant to the answers provided in such exercise shall be promptly disclosed to MacroGenics.

(e)Zai shall promptly provide MacroGenics with written notice of the following events: (i) Upon becoming aware of any actual, alleged, or potential breach or violation by Zai or any Zai Representative of any representation, warranty or undertaking set forth in this Section 4.4; or (ii) Upon receiving a formal notification that it is the target of a formal investigation by a government authority for any violation of any Anti-Corruption Law or upon receipt of information from any of the Zai Representatives that any of them is the target of a formal investigation by a government authority for a violation of any Anti-Corruption Law.

(f)For [***] years following the expiration or earlier termination of the Agreement, Zai shall for the purpose of auditing and monitoring the performance of its compliance with this Agreement and particularly this Section 4.4 permit MacroGenics, its Affiliates, any auditors of any of them and any government authority to have reasonable access to any premises of Zai or other Zai Representatives used in connection with this Agreement, together with a right to reasonably access personnel and records that relate to this Agreement (“Zai Audit”). Zai shall provide or procure that the Zai Representatives shall provide all co-operation as reasonably requested by MacroGenics for the purposes of the Zai Audit, with the understanding that MacroGenics shall be responsible for all costs and fees of any Zai Audit and MacroGenics shall procure that any auditor enters into a confidentiality agreement consistent with the confidentiality provisions elsewhere in this Agreement in all material respects.

(g)On the occurrence of any of the following events:

(i)MacroGenics becomes aware of, whether or not through a Zai Audit, that Zai (or any other Zai Representative) is in breach or violation of any representation, warranty or undertaking in Section 4.4 or of the Anti-Corruption Laws; or

(ii)Notification is received by MacroGenics that a suspected or actual violation of an Anti-Corruption Law has occurred by Zai or any other Zai Representative;

MacroGenics shall have the right, in addition to any other rights or remedies under this Agreement or to which MacroGenics may be entitled in law or equity, to take such steps as are reasonably necessary in order to avoid a potential violation or continuing violation by MacroGenics or any of its Affiliates of the Anti-Corruption Laws, including by requiring that Zai agrees to and uses Commercially Reasonable Efforts to implement any curative actions requested by MacroGenics. In the event that Zai refuses to agree to all of the curative actions requested by MacroGenics (and provided that MacroGenics has (x) provided Zai with an explanation in reasonable detail as to why MacroGenics considers such actions necessary, (y) given Zai a reasonable opportunity to review and comment upon the proposed actions and to provide its view as to

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the necessity or usefulness of these to address the event concerned, and (z) considered such comments in good faith), MacroGenics shall be entitled to terminate this Agreement in its entirety with immediate effect. Any termination of this Agreement pursuant to this Section 4.4 shall be treated as a termination for breach by Zai of this Agreement and the consequences of termination shall apply and additionally: (1) subject to the accrued rights of the Parties prior to termination, MacroGenics shall have no liability to Zai for any fees, reimbursements or other compensation or for any loss, cost, claim or damage resulting, directly or indirectly, from such termination; and (2) any amounts that would otherwise be payable to Zai pursuant to this Agreement in its entirety, as applicable, including any then outstanding and unpaid claims for payment shall be null and void to the extent permissible under Applicable Laws and Regulations.

(h)Zai shall be responsible for any breach of any representation, warranty or undertaking in this Section 4.4 or of the Anti-Corruption Laws by any Zai Representative.

(i)MacroGenics may disclose the terms of this Agreement or any action taken under this Section 4.4 to prevent a potential violation or continuing violation of applicable Anti-Corruption Laws, including the identity of Zai and the payment terms, to any government authority if MacroGenics determines, upon advice of counsel, that such disclosure is necessary.

4.5Commercialization Diligence

(a)Prior to Submission of First BLA. For each Product under Development, prior to the submission of the first BLA to the first Regulatory Authority in the Territory, Zai shall submit to the JCC for review and submission to the JSC for review and approval, a written summary plan for the Commercialization in the Territory for each such Product under Development, as well as updates and amendments thereto. Thereafter, Zai shall regularly report on its Commercialization activities at meetings of the JSC. Such reports shall cover subject matter at a level of detail similar to that which Zai affords its senior executives with respect to similar Zai products. All such plans and information shall be presented for discussion purposes, and Zai agrees to consider in good faith any comments or suggestions MacroGenics may make with respect to Commercialization of Products.

(b)Following Regulatory Approval. Zai shall use Commercially Reasonable Efforts to Commercialize each Product in the Territory after Regulatory Approval for such Product is obtained.

5.	Manufacture and Supply

5.1Supply of Products

(a)Responsibility. MacroGenics shall be responsible for the Manufacture, either by itself or through one or more Third Parties selected by MacroGenics at its sole discretion, of (i) all Licensed Compounds, MGA012 and Product required for the Clinical Trials described in the Global Development Plan and Territory Specific Development Plan, (ii) subject to Section 5.4, all commercial supplies of Product required by Zai for the Commercialization of Products in the Territory, and (iii) either (A) [***], in accordance with the terms and conditions of the [***], to make [***] a reasonably sufficient quantity based on demand, or (B) solely in the event that [***] the Manufacture and supply of [***], to make supply of [***]available in a reasonably sufficient quantity based on demand, in each case ((A) and (B)) in the Territory for the Commercialization of the Combination Regimen in the Territory after the Regulatory

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Approval of such Combination Regimen in the Territory, in each case ((i) through (iii)) in accordance with this Section 5.1, except as the Parties may otherwise agree in writing.  The Parties agree and acknowledge that subsection (iii) above shall not be construed as requiring MacroGenics to guarantee the [***] to Zai’s requirement, either to Zai for clinical use or for sale in the Territory by [***] or any other [***], but shall be construed as requiring MacroGenics to endeavor to fulfill [***] provided by Zai for use in clinical development and/or pursuant to the Commercial Supply Agreement (“[***]”).  In the event of a [***], MacroGenics shall [***] to fulfill a [***] as if MacroGenics was [***].

(b)Supply Agreements. Within [***] months after the Effective Date, the Parties shall enter into negotiations for a supply agreement governing the clinical supply of Product to Zai for its requirements of Product for Development hereunder in the Territory. Within [***] months after the Effective Date, the Parties shall enter into negotiations for a supply agreement governing the clinical supply of MGA012 to Zai for its requirements of MGA012 in the conduct of the Development hereunder of Licensed Compounds and Products solely as a component of a Combination in the Territory (which supply agreement will be subject to the Incyte Agreement). Within [***] months (but no later than [***] months) prior to the projected commercial launch date of the Product in any Country or Region in the Territory, the Parties shall negotiate and enter into a supply agreement governing the commercial supply of Product to Zai for its requirements of Product for Commercialization in the Territory (the “Commercial Supply Agreement”), with such Commercial Supply Agreement including pricing, payment, and delivery terms consistent with the provisions set forth in Sections 5.1(c) and 5.1(d).  The supply agreements shall provide other customary terms and conditions, such as acceptance and rejection procedures, forecast and order procedures, release documentations and audit rights by Zai and for MacroGenics and Zai to discuss and agree upon a Third Party supplier for Products in the event of certain material supply failures (as determined in accordance with criteria to be mutually agreed by the Parties thereunder).  In addition, the Commercial Supply Agreement shall include further provisions for the commercial supply of Product in the Territory, including procedures for the MGA012 Commercial Forecasts.

(c)Price; Payment.

(i)The price of (A) clinical quantities of Licensed Compounds and Product ordered by Zai under Section 5.1(a)(i) for use under the Territory Specific Activities under the Global Development Plan shall be equal to [***] of MacroGenics’ Fully-Burdened Manufacturing Costs, (B) clinical quantities of Licensed Compounds and Product for use ordered by Zai under Section 5.1(a)(i) for use under a Territory Specific Development Plan, or commercial quantities of Product ordered by Zai under Section 5.1(a)(ii), shall be equal to [***] of MacroGenics’ Fully-Burdened Manufacturing Costs for such Licensed Compounds and Products (subject to adjustment in accordance with Section 5.4 or Section 5.5 below, as applicable). MacroGenics’ supply of clinical quantities of MGA012 pursuant to Section 5.1(a)(i) shall be at no cost to Zai.

(ii)All payments due hereunder to MacroGenics shall be paid to MacroGenics in US Dollars no later than [***] days following the receipt of the applicable invoice.

(d)Delivery. Unless otherwise agreed by the parties in writing, all shipments shall be shipped [***].

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.2Manufacturing Specifications. All Study Materials and commercial supplies of Product shall be manufactured in accordance with the specifications (i) determined by MacroGenics, (ii) subject to Section 5.3, consistent with those Territory specific specifications required by the applicable Regulatory Authority in the Territory provided by Zai to MacroGenics in writing, and (iii) in compliance with all regulatory requirements and all Applicable Laws and Regulations, as further set forth in the supply agreements and related quality agreements.

5.3Change of Manufacturing Process. MacroGenics shall reasonably inform Zai of developments in matters of process development and Manufacture of Products, and shall consult with Zai with respect to the development and Manufacture processes of Products adopted by MacroGenics to the extent necessary to obtain Regulatory Approval(s) of the same in the Territory, all as described in further detail in the supply agreements and quality agreements. In addition, MacroGenics shall implement changes required by Regulatory Authority in the Territory to the extent commercially practicable, provided that Zai shall bear any and all incremental costs resulting from any changes to the manufacturing specifications required by the applicable Regulatory Authority in the Territory but not by any of the Regulatory Authorities outside the Territory, and the supply agreements and quality agreements shall provide the mechanism for such implementation.  In the event it is not commercially practicable for MacroGenics or its supplier to implement a change required by a Regulatory Authority in the Territory, the Parties shall explore the potential engagement of another Third Party supplier to implement a Manufacturing process that incorporates such required change.  Each Party shall promptly notify the other Party of any information that may impact approvability or regulatory status (before or after approval) of Products of which it is aware and reasonably believes may impact the regulatory status before or after Regulatory Approval of a Product or Combination Regimen in the Territory.

5.4Margetuximab Manufacturing Cost Control.

With respect to the commercial supply of Margetuximab hereunder, from and after the date that is [***] months from [***], in the event that both (i) the [***]of (A) the [***]  for Margetuximab supplied by or on behalf of MacroGenics to Zai hereunder [***] (B) the[***] of such Margetuximab during the corresponding period (such Net Sales the “Rolling Net Sales”) (such [***], the “[***]”) is [***]than [***] (the “[***]”), and (ii) Zai reasonably, and in good faith, believes that either [***] or a [***] reasonably acceptable to both Parties (a “[***]”) in the Territory is able to [***] equivalent (including, in quantity, quality and form) at a [***] that is at least [***] than MacroGenics’ [***] for commercial supply of Margetuximab, as reasonably demonstrated by Zai via delivery to MacroGenics of competent written [***] documentation showing that [***] or such [***] has historically (within the most recent three (3) year period) [***] consistent with the foregoing at such [***], then Zai shall provide MacroGenics with written notice of such belief along with such documentation (the “[***] Notice”), then MacroGenics may [***] (in accordance with Section 5.4(a) below) and, to the extent applicable, Zai may [***] (in accordance with Section 5.4(b) below).  For purposes hereof, “Total Manufacturing Cost” means [***].

(a)[***].  For each instance in which the [***] is achieved as contemplated in this Section 5.4 above, MacroGenics shall have the option (in its sole discretion) to elect, to subsequently (i)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

reduce the royalty payable by Zai pursuant to Section 7.3 on Net Sales of Margetuximab Manufactured and supplied by MacroGenics to Zai under this Agreement by [***], or (ii) in lieu of  any royalty payable by Zai pursuant to Section 7.3 for such Margetuximab, supply Margetuximab to Zai at [***] (the “[***]”).  MacroGenics may exercise the [***], if at all, by providing written notice of such exercise to Zai within [***] days of the date of MAcroGenics receipt of such RMA Threshold Notice (“[***] Period”). Such written notice shall specify whether MacroGenics is electing the means under (i) or (ii) under this Section 5.4(a) to reduce the Rolling Margetuximab Cost and if the means under (i) is elected, the initial amount by which MacroGenics shall reduce the royalty payable to Zai.  MacroGenics shall subsequently have the right to adjust such reduction by providing [***] days prior written notification to Zai prior to such adjustment.

(b)[***].  Subject to Section 5.4(d), in the event that (i) MacroGenics does not exercise the [***] prior to the expiration of the [***] Period or (ii) if MacroGenics timely exercises the [***] set forth in Section 5.4(a)(ii) but the [***] is [***], then Zai shall have the option (“[***]”) to conduct [***].  Zai may exercise the [***], if at all, by providing written notice of such exercise to MacroGenics [***].  Such written notice shall specify whether [***] elects that it or its [***] or both, as applicable, the “[***]”) will conduct [***] pursuant to the [***].

(c)Activities Post [***]. If Zai exercises the [***] in accordance with Section 5.4(b), MacroGenics and Zai shall use Commercially Reasonable Efforts to conduct the activities necessary or useful to [***] to conduct [***] using the [***] as soon as practicable, including performance of a [***] pursuant to a mutually agreed [***] and budget whereby [***] would transfer (to the extent not previously transferred) the [***] to the [***].  Following the initial [***], MacroGenics shall use Commercially Reasonable Efforts to disclose and/or make available to Zai any [***] (to the extent not previously transferred) that comes into existence from time to time and to the extent used in the [***].  Zai would bear [***] of all costs and expenses of such [***] pursuant to this Section 5.4(c).  MacroGenics hereby grants to [***] a non-exclusive, non-transferable license, with right to sublicense solely to its Affiliates or a [***], to the [***] (and any Patents Controlled by MacroGenics that claim or cover the [***]) to [***] and [***] in the Field in the Territory, which license shall become effective only upon exercise of the [***].  At MacroGenics’ request (at its sole discretion and election), the Parties will negotiate and enter into a [***] pursuant to which [***] would undertake Commercially Reasonable Efforts to [***] (or [***]would cause its [***]) [***], its [***] and licensees’ [***] (and [***]) on commercially reasonable terms.  Such [***] shall provide for supply of [***] (and [***]) to MacroGenics by Zai based on [***] of its [***] (as such definition is applied to Zai mutatis mutandis) and other commercially reasonable terms that are generally consistent with the [***].  For clarity, in the event Zai exercises the [***], after Zai has established a [***] of the [***] for the [***] and [***] after the completion of a [***] to Zai, MacroGenics shall have no further obligations under this Agreement to [***] to [***] hereunder, including pursuant to Section 5.1(a)(ii).

(d)First Change of Control of Zai.  Notwithstanding the foregoing, Zai’s rights under Sections 5.4(b) and 5.4(c) shall terminate upon the First Change of Control of Zai if at such time Zai has not exercised the [***].

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.5Third Party Obligations; MacroGenics Third Party Agreements.  All licenses and other rights granted to Zai under this Agreement are subject to the rights and obligations of MacroGenics under the MacroGenics Third Party Agreements. Zai will comply with all applicable provisions of the MacroGenics Third Party Agreements and Zai agrees to (and shall cause its Related Parties to) timely perform and take such actions as may be required to allow MacroGenics to comply with its obligations thereunder, including to provide to MacroGenics such information and reports as it reasonably requires, comply with reasonable requests for access to Zai’s (and its Related Parties’) records or facilities or otherwise cooperate with MacroGenics, including with respect to any financial and regulatory reporting, audit and payment obligations under each MacroGenics Third Party Agreement, insofar as they pertain to a Licensed Compound, MGA012 or any Product or Zai’s (and its Related Parties’) activities hereunder.  Zai shall pay its share of Triggered Third Party Payments in accordance with Section 7.5.

6.	Regulatory

6.1Overview. Zai shall develop an overall regulatory strategy and plan for obtaining Regulatory Approval of the Product in the Territory to be included in the Global Development Plan and Territory Specific Development Plan and approved by the JSC.

6.2Regulatory Submissions.

(a)MacroGenics or its designee shall hold and own all Regulatory Submissions as set forth in Section 9.1(e), and Zai shall promptly provide all original copies of Regulatory Submissions (including all updates thereof) to MacroGenics.

(b)Zai shall be responsible for in MacroGenics’ or its designee’s name, at [***], (x) the filing and obtaining all Regulatory Submissions, (y) responding to inquiries and correspondence from the Regulatory Authorities responsible for regulatory matters in the Territory, and (z) the monitoring of all clinical experiences through the pharmacovigilance exchange between the Parties and submission of all required reports throughout clinical Development and Commercialization, in each case as required by Regulatory Authority in the Territory and in compliance with all Applicable Laws and Regulations. MacroGenics shall be responsible for providing to Zai any revisions to the investigator’s brochure and CMC information required for regulatory submissions and responses to Regulatory Authorities in the Territory. MacroGenics (or its designee) shall have a right to participate (and Zai may otherwise request MacroGenics to participate) in meetings with the Regulatory Authorities if it is reasonably likely that there would be discussions on the agenda about (i) the Product beyond the scope of Zai’s Development of the Product in the Territory (e.g., CMC matters, data from clinical trials MacroGenics conducted) or (ii) MGA012. Each Party shall provide information to the other Party as necessary and reasonably consult with the other Party regarding any filings, and regarding significant or material notices, actions or requests from or by Regulatory Authorities. Each Party shall, at the other Party’s request, review and comment on filings, submissions, and responses to Regulatory Authorities related to any Product.

6.3Right of Reference. MacroGenics hereby grants to Zai a right of reference to all Regulatory Submissions pertaining to the Product and MGA012 (solely in connection with the Combination Regimen) in the Field in the Territory to the extent necessary for Zai to Develop and Commercialize the Products (including as part of the Combination Regimen) in accordance with this Agreement, including obtaining and maintaining Regulatory Approval of the Products (including as part of the Combination Regimen) in Field in the Territory in accordance with this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.4Records of Correspondence with Regulatory Authorities. Following each substantive communication (whether by phone or in person) with a Regulatory Authority regarding matters arising under this Agreement, Zai shall prepare a record of such meeting in accordance with its standard business practices (e.g., written minutes) and provide to MacroGenics a copy of such record.  Zai’s occasional inadvertent failure to provide such record to MacroGenics shall not itself be deemed a material breach of this Agreement, and Zai shall provide such record to MacroGenics promptly after discovery of such inadvertent failure, provided that the foregoing shall not relieve Zai from, and Zai shall be responsible (at [***]) for, any and all liability and costs incurred by or on behalf of MacroGenics and its Affiliates as a result of such failure.

6.5Safety Management Plan. The Parties shall conduct in good faith and agree upon a safety management plan (“SMP”), which will detail the Clinical Trial specific responsibilities, processes   and other matters to ensure that adverse event notification and reporting requirements meet current health agency regulations and guidelines worldwide, as further detailed in Exhibit D.  Zai shall cause its Related Parties and Permitted Subcontractors to submit all such information, data and reports required under the SMP directly to MacroGenics (or its designee) as applicable.

7.	Payments

7.1Upfront Payment.

(a)Within [***] days after the Effective Date, Zai shall pay to MacroGenics Twenty Five Million US Dollars (US$25,000,000) (the “Upfront Payment”), which shall be [***].

(b)In the event that MacroGenics does not obtain Regulatory Approval of Margetuximab in the United States (using the SOPHIA results and other pertinent data) by December 31, 2020, then [***].

7.2Development Milestone Payments.

(a)On a Product-by-Product basis, Zai shall pay to MacroGenics the milestone payments listed below for the first achievement of the corresponding milestone event, which in each case shall be non-refundable, and non-creditable.  For clarity, there shall be only three Products for the purpose of the payment provisions under this Agreement, and all products comprising Margetuximab shall be deemed a single Product, all Products comprising MGD013 shall be deemed a single Product and all products comprising [***] Trident shall also be deemed a single Product.  Each milestone payment shall be payable only once under this Agreement for the applicable Product, or, if applicable to Margetuximab Product, MGD013 Product and [***] Trident Product, once for each such Product.

Milestone Event	Milestone Payment
(i)[***]	[***]

(ii)[***]	[***]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii)[***]	[***]

(iv)[***]	(A)[***]	[***]
	(B)[***]	[***]
	(C)[***]	[***]

(v)[***]	(A)[***]	[***]
	(B)[***]	[***]
	(C)[***]	[***]

(vi)[***]	(A)[***]	[***]
	(B)[***]	[***]
	(C)[***]	[***]
	(D)[***]	[***]

(vii)[***]	[***]

(viii)[***]	[***]

(ix)[***]	[***]

(x)[***]	[***]	[***]
	[***]	[***]
	[***]	[***]

* For clarity, in the event that no patients are dosed in a Clinical Trial that would otherwise be subject to the foregoing milestones, then the next equivalent Clinical Trial where the applicable milestone criteria are met will be used for purposes of such milestone hereunder.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)Zai shall provide written notification to MacroGenics of the achievement by or on behalf of Zai or its Related Party of each of the milestones described in Sections 7.2(a)(i), (ii), (iii), (vii), (viii), (ix) and (x) within [***] Business Days after such achievement. MacroGenics shall provide written notification to Zai of the achievement of each of the milestones described in Sections 7.2(a)(iv), (v) and (vi) within [***] Business Days after such achievement. In addition, MacroGenics shall provide Zai with a complete list of milestone payments subject to payment under Section 7.6(a) for MacroGenics Required Third Party Agreements and Section 7.6(b) for Triggered Third Party Payments under the MacroGenics Other Third Party Agreements, and Zai shall provide written notification to MacroGenics of the achievement of each such milestone event by or on behalf of Zai or its Related Party.

7.3Product Royalties. Zai shall pay to MacroGenics a royalty at the rate determined [***].  After the Royalty Term for a particular Product in a particular Country or Region, subject to Section 7.7, the license granted to Zai under this Agreement for such Product in such Country or Region shall otherwise become perpetual, irrevocable, fully paid and royalty free.

7.4Royalty Adjustments. The following adjustments shall be made, on a Product-by-Product, Country-by-Country and Region-by-Region basis, to the royalties payable pursuant to Section 7.3, provided that in no event shall the aggregate [***].

(a)Biosimilar Product Market Effect. If there is no longer a Valid Claim within the MacroGenics Licensed Patents covering a given Product in a Country or Region in the Territory, then Zai may [***].

(b)[***].  On a Product-by-Product basis, and with respect to a Margetuximab Product for so long as the [***] has not occurred pursuant to Section 5.4(b), in the event that [***]  (such sum, the “Total Amount”) is [***] (the “[***]” and [***], the “[***]”), then [***]. For clarity with respect to a Margetuximab Product, (i) in the event MacroGenics exercises the [***] under Section 5.4(a)(ii), then this Section 7.4(b) shall no longer apply; and (ii) upon the occurrence of the [***] pursuant to Section 5.4(c), then [***].

7.5Royalty Floor.  In no event shall the royalty reductions available to Zai to under this Agreement, collectively or individually, reduce the royalties payable to MacroGenics for a given Calendar Quarter to less than [***] or [***] of the amount otherwise payable under Section 7.3 with respect to an applicable Product.

7.6Payments For Third Party Agreements

(a)MacroGenics Required Third Party Agreements.  MacroGenics shall be responsible for all payments to MacroGenics’ other parties under the MacroGenics Required Third Party Agreements.  Zai shall reimburse MacroGenics for such payments according to the following percentages:

(i)Royalties based on Net Sales of Products in the Territory: [***].

(ii)Payments, including license maintenance fees and milestone payments, that result from activities or events other than (i):  [***].

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)Other Third Party Agreements.  In the event that a Party owes the other Party any Triggered Third Party Payments to the other Party, such Party shall reimburse the other Party at least [***] days prior to the applicable payment date for such Triggered Third Party Payment specified under the applicable Other Third Party Agreement.  Such Party’s obligation under this Section 7.6(b) with respect to the payment of Triggered Third Party Payments under a given MacroGenics Other Third Party Agreement or Other Third Party Agreement for which MacroGenics elects to obtain a sublicense pursuant to Section 9.7 shall terminate upon termination of the In-License Party’s obligation to pay such Triggered Third Party Payments under the terms of such MacroGenics Other Third Party Agreement or Other Third Party Agreement.

7.7Payment of Milestones. All payments based on milestone achievements shall be due and payable within [***] days after the event for which the payment is due, subject to any shorter deadline that is set forth in the applicable Other Third Party Agreement.

7.8Reports; Payments

(a)Net Sales Quarterly Reports. During the Term, following the First Commercial Sale of a Product in the Territory, Zai shall furnish to MacroGenics:

(i)a quarterly written report for the Calendar Quarter showing the Net Sales of all Products subject to royalty payments sold by Zai and its Related Parties in the Territory during the reporting period and the royalties payable under this Agreement; and

(ii)a quarterly report for the Calendar Quarter showing the Triggered Third Party Payments, Zai’s royalties payable to Third Parties on Net Sales made during such Calendar Quarter and any royalty adjustments taken by Zai pursuant to Section 7.4, with such detail as shall reasonably allow MacroGenics to determine the basis for such quarterly costs.

(b)Submission and Payment Schedule

(i)Reports under this Section 7.8 shall be due on the [***] Calendar Day following the close of each Calendar Quarter.

(ii)Royalties (including those within the Triggered Third Party Payments) shown to have accrued by each report shall, unless otherwise specified under this Agreement, be due and payable [***] days after the date such report is due.

7.9Payment Exchange Rate. All payments to be made by Zai to MacroGenics under this Agreement shall be made in US Dollars by bank wire transfer in immediately available funds to a bank account in the United States designated in writing by MacroGenics. For invoices that Zai shall forward to MacroGenics, Zai shall use an exchange rate as published by the Wall Street Journal as of the close of business on the last business day of the preceding month, or such other source as the Parties may agree in writing.  Zai shall take all possible steps to ensure all payments are made to MacroGenics under this Agreement, including by paying from non-Territory sources.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.10Taxes. All taxes applicable to the Development, Manufacture, Commercialization, use, import, distribution or sale of Products in the Territory or assessable on any payments made by Zai to MacroGenics under this Agreement shall be paid by [***], subject to the following:

(a)License Payments.  Zai shall deduct or withhold from the License Payments made to MacroGenics [***].  Zai shall furnish to MacroGenics appropriate evidence of the payment (including official receipts) of all Payment Taxes or other amount required by Applicable Laws and Regulations.  Zai shall use Commercially Reasonable Efforts to obtain any credits or refunds available for VAT taxes paid by Zai.  MacroGenics shall reimburse Zai for [***].

(b)Other Payments Due To MacroGenics.  [***] shall bear [***] of the Payment Taxes due for payments due to [***], other than License Payments. [***] shall ensure by the payment of additional amounts to [***] that [***] receives the full amount due for each such payment as set forth under this Agreement as if no deduction or withholding of such taxes had taken place.

8.	Record Keeping and Inspections and Audits

8.1Records

(a)Research, Development, Manufacturing and Commercialization Activities. Each Party shall maintain appropriate records of: (i) all research, Development, Manufacturing and Commercialization events and activities conducted by it or on its behalf related to a Product (including as part of the Combination Regimen), and all costs in connection therewith, as applicable; and (ii) all significant information generated by it or on its behalf in connection with Development of Licensed Compounds and Products (including as part of the Combination Regimen) under this Agreement, in each case in accordance with such Party’s usual documentation and record retention practices, provided, that, without limiting the foregoing, Zai shall be required to maintain appropriate records of all information generated by it or on its behalf in connection with the use of MGA012 and research and Development of Licensed Compounds and Products related thereto under this Agreement. Such records shall be in sufficient detail to properly reflect, in good scientific manner, all significant work done and results of studies and trials undertaken, and further shall be at a level of detail appropriate for patent and regulatory purposes. Upon the reasonable request of a Party, the other Party shall make such records available to the requesting Party. Each Party shall cause its Related Parties and Permitted Subcontractors to comply with this Section 8.1(a).

(b)Records for Zai Payments. Without limiting the foregoing under Section 8.1(a), Zai shall keep complete and accurate records in sufficient detail to (i) ensure that MacroGenics receives the full amount of royalties payable to it under Section 7.3 and Triggered Third Party Payments payable under Section 7.5, and (ii) reasonably allow MacroGenics to determine the basis for the MacroGenics Outside Cost Share.  At the reasonable request of MacroGenics, Zai shall make such records available to MacroGenics.

(c)MacroGenics’ FBMC and Development Costs.  MacroGenics shall keep complete and accurate records with such detail as shall reasonably allow Zai to determine the basis for such FBMC, the Territory Development Costs and the [***].  At the reasonable request of Zai, MacroGenics shall make such records available to Zai.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.2Audit Rights. Upon the written request of a Party (“Requesting Party”) with reasonable advance notice and not more than [***] in each Calendar Year, the other Party shall permit an independent certified public accounting firm of internationally recognized standing selected by Requesting Party and reasonably acceptable to the other Party, at [***], to have access during normal business hours to such of the records as may be reasonably necessary to verify the that the correct amounts have been paid to such Party under this Agreement during any Calendar Year ending not more than [***] months prior to the date of such request. The accounting firm shall disclose to the Requesting Party only whether the reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Requesting Party in connection with this audit right. This right to audit shall remain in effect throughout the life of this Agreement and for a period of [***] years after the termination of this Agreement (and thereafter until [***]).

8.3Discrepancies. If such accounting firm identifies a discrepancy, the other Party shall pay Requesting Party the amount of the discrepancy within [***] days of the date Requesting Party delivers to the other Party such accounting firm’s written report so concluding, or as otherwise agreed upon by the Parties. The fees charged by such accounting firm shall be paid by Requesting Party unless the underpayment by the other Party exceeded [***] of the amount owed for such Calendar Year, in which case the other Party shall pay to Requesting Party the reasonable fees charged by such accounting firm.

8.4Confidentiality. Each Party shall treat all information of the other Party subject to review under this Section 8 in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with the audited Party and any applicable Related Parties, obligating it or them to retain all such information in confidence pursuant to such confidentiality agreement.

9.	Licenses

9.1License to Zai.

(a)Licensed Compounds and Products. Subject to the terms and conditions of this Agreement, MacroGenics hereby grants to Zai an exclusive, royalty-bearing license (or sublicense, as applicable), with the right to grant sublicenses (subject to Section 9.1(d)), under the MacroGenics Licensed Technology and the MacroGenics Licensed Trademarks to conduct the Development (subject to MacroGenics’ reserved rights to conduct Development under Section 9.1(g)) activities allocated to Zai under the Global Development Plan and Territory Specific Development Plan, and to Commercialize and otherwise distribute, sell, offer for sale and import Products in the Field in the Territory during the Term.  For clarity, except to the extent expressly set forth in Section 5.4 with respect to Margetuximab, Zai shall not have the right to Manufacture the Licensed Compounds or Product (including as part of any Combination Regimen), but the foregoing license under this Section 9.1(a) does include the right to sell, offer for sale, and import Products in the Field in the Territory that have been Manufactured using the [***] [***] Controlled by MacroGenics or its Affiliates Covering the Manufacture of the Licensed Compounds or Products (including as part of any Combination Regimen, [***]).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)Subject to the terms and conditions of this Agreement, MacroGenics hereby grants to Zai an exclusive, royalty-bearing license (or sublicense, as applicable), with the right to grant sublicenses (subject to Section 9.1(d)), under the MacroGenics Licensed Technology to utilize MGA012 in the conduct of the Development (subject to MacroGenics’ reserved rights to conduct Development under Section 9.1(g)) activities allocated to Zai under the Global Development Plan and Territory Specific Development Plan of  Licensed Compounds and Products solely as a component of a Combination Regimen, which for clarity shall include the conduct of one or more Combination Regimen Study(ies), and, following Regulatory Approval of such Combination Regimen, to market and promote such Combination Regimen (which right to market and promote shall be co-exclusive with MacroGenics) in accordance with the approved label in the Field in the Territory during the Term.

(c)Notwithstanding anything to the contrary hereunder, with respect to any MacroGenics Licensed Technology which MacroGenics Controls pursuant to the license granted to MacroGenics from Incyte under the Incyte Agreement, the foregoing sublicenses granted to Zai under Sections 9.1(a) and (b) shall be non-exclusive.

(d)Sublicensees. In no event shall Zai grant any sublicense to any of the rights granted to it pursuant to Section 9.1(a) without MacroGenics’ prior written consent, not to be unreasonably withheld. Each sublicense granted by Zai shall be in writing and consistent with this Agreement and subject thereto, and Zai shall remain responsible to MacroGenics for the compliance of each such Sublicensee with the terms and conditions of this Agreement, including, with respect to the financial and other obligations due under this Agreement. Zai shall provide a complete copy of each such sublicense (and all amendments or restatements thereof) to MacroGenics so that MacroGenics can confirm Zai’s compliance with the foregoing, with reasonable redactions solely to the extent (i) pertaining to technology and products that are not licensed under this Agreement other than (A) products that bind or affect a PD-1 receptor, (B) products that bind or affect a HER2 receptor, or (C) technology and products that related to the foregoing (A) or (B), and (ii) with respect to (i), not necessary to determine Zai’s compliance with this Agreement. Each sublicense granted by Zai under this Agreement shall permit the conversion of such sublicense to a direct license with MacroGenics at MacroGenics’ sole option (and discretion) in the event this Agreement is terminated and, upon such conversion, MacroGenics shall be responsible for all former obligations of Zai under such sublicense. Zai shall include in each such sublicense a requirement obligating such Sublicensee to cooperate with MacroGenics.

(e)Regulatory Approvals. MacroGenics or its designee shall own and hold all Regulatory Submissions, subject to the requirements of Section 6.2.  Zai hereby assigns, transfers and conveys (and to the extent a present assignment is prohibited by Applicable Laws and Regulations, shall assign) to MacroGenics all of Zai’s (and its Affiliates’ and Sublicensees’) right, title and interest in and to such Regulatory Submissions.

(f)Limitations. During the Term, Zai shall not (either by itself, or with or through a Related Party or Third Party) (i) Develop or Commercialize any Product, (ii) utilize any Clinical Data or (iii) practice the MacroGenics Licensed Technology, in each case ((i), (ii) and (iii)) outside of the scope of this Agreement.

(g)MacroGenics Retained Rights. MacroGenics shall retain the following: (i) the right to Manufacture or have Manufactured MGA012, the Licensed Compounds and Products in the Territory; (ii) all rights to conduct non-clinical Development in the Territory and clinical Development in

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the Territory in connection with a Global Clinical Trial; and (iii) all rights not otherwise granted to Zai inside and outside the Territory.  For clarity, notwithstanding the licenses granted to Zai pursuant to Section 9.1, no right or license is granted by MacroGenics to Zai under the MacroGenics Licensed Technology or MacroGenics Licensed Trademarks with respect to any compound or product covered by such MacroGenics Licensed Technology or MacroGenics Licensed Trademarks, including without limitation, any Other Component of a Combination Product, other than the  Licensed Compounds and Products solely in accordance with Section 9.1(a) and use of MGA012 solely in accordance with Section 9.1(b).

9.2License to MacroGenics.  Zai hereby grants to MacroGenics a royalty-free (except as set forth below in this Section 9.2 and in Section 15.6 upon certain termination of this Agreement), worldwide, perpetual, irrevocable license, with the right to grant sublicenses (through multiple tiers), under the Zai Licensed Patents and Zai Licensed Know-how that is incorporated into any Product by Zai as part of its activities under this Agreement to develop, make, have made, use, sell, offer for sale and import Licensed Compounds, Products, Combination Regimens, MGA012 or products containing or incorporating MGA012 (whether as a monotherapy, multi-therapy, combination or otherwise), in all cases without any obligation to obtain Zai’s prior consent. The license granted pursuant to this Section 9.2 shall be non-exclusive in the Territory solely to permit MacroGenics to conduct activities assigned to it under the Territory Specific Development Plan or Global Development Plan, exclusive (even as to Zai and its Affiliates) in the rest of the world outside the Territory and in the Territory with respect to MGA012 or products containing or incorporating MGA012 (whether as a monotherapy, multi-therapy, combination or otherwise).  For clarity, the license granted to MacroGenics under this Section 9.2 shall (a) not include the right to any compound proprietary to Zai, its Affiliates or (Sub)licensees by reason of such compounds being included in a combination product or Combination Regimen with a Licensed Compound or MGA012, and (b) be subject to the Triggered Third Party Payments in the event any such Zai Licensed Patents and/or Zai Licensed Know-How are subject to an Other Third Party Agreement for which MacroGenics elects to obtain a sublicense under pursuant to Section 9.7.  The license granted to MacroGenics under this Section 9.2 shall survive expiration or termination of this Agreement, subject to MacroGenics’ continuing payment of any such Triggered Third Party Payments.  In the event that both (x) the Agreement is terminated by Zai pursuant to Section 15.3 (but MacroGenics does not exercise its option in accordance with Section 15.6(a)(iii)(2)), and (y) prior to the effective date of such termination (as contemplated in the foregoing (x)), the Parties have enrolled in the Territory under the Territory Specific Activities or Territory Specific Plan greater than [***] of [***] and/or greater than [***], then MacroGenics agrees to pay to Zai, on a Country-by-Country and Region-by-Region basis in the Territory, a royalty at a rate of [***] of [***] during the Royalty Term, which royalty shall further be subject to Section 7.4 (in which case Net Sales, Royalty Term and Section 7.4 shall be applied mutatis mutandis, provided that, for clarity, subsection (b) of the defined Royalty Term shall be based on the Zai Licensed Patents and not the MacroGenics License Patents.

9.3Clinical Data Licenses. Subject to the terms and conditions of this Agreement (particularly  Section 9.1(g)(ii)), MacroGenics hereby grants to Zai an exclusive, royalty-free, license, with the right to grant sublicenses, during the Term to use all (a) Clinical Data and (b) other data Controlled by MacroGenics, in each case as necessary or reasonably useful for Zai to exercise its rights or fulfill its obligations under this Agreement solely with respect to the Development and Commercialization of Licensed Compounds and Products (including as part of the Combination Regimen) in the Field in the Territory hereunder.  At Zai’s request, MacroGenics shall provide a copy of the foregoing Clinical Data (not already in Zai’s possession) on a schedule reasonably acceptable to Zai.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.4Negative Covenant. Each Party covenants that, except to the extent Third Parties generally are lawfully permitted to do so without a granted license from or other contractual right with the other Party, it shall not use or practice any of the other Party’s intellectual property rights licensed to it under this Section 9 except for the purposes expressly permitted in the applicable license grant.

9.5No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party grants any license, express or implied, under its intellectual property rights to the other Party.

9.6Diversion

(a)Each Party hereby covenants and agrees that it shall not, either directly or indirectly, promote, market, distribute, import, sell or have sold Products, including via the Internet or mail order, to any Third Party, address or Internet Protocol address in the other Party’s territory.

(b)If any of the Products are diverted into the other Party’s territory (the “Unauthorized Territory”) for use (excluding use by or on behalf of MacroGenics, its Affiliates and licensees for MacroGenics Territory Activities) or sale therein (“Unauthorized Activity”), the following shall apply: (i) if such Products were diverted by an identifiable customer, distributor, employee, consultant or agent of the source Party (each an “Unauthorized Person”) then, upon the request of the other Party, the source Party shall not sell such Products to, or allow the sale of such Products by, such Unauthorized Person (including by requiring the discontinuation of sales of such Product or enforcement of contractual obligations against such Unauthorized Person) for the remaining Term and shall use Commercially Reasonable Efforts to buy back all such Products from such Unauthorized Person within [***] business days of such request from the other Party; or (ii) the source Party shall use Commercially Reasonable Efforts to investigate the location of such diverted Products and buy them back; but, if and to the extent that, the source Party elects not to, or is unable to, buy back the applicable diverted Products, then the other Party may, in its sole discretion, buy back the applicable diverted Products, and the source Party shall reimburse the other Party for all reasonable costs incurred by such other Party in connection with the buy-back or lost sales of any such diverted Products.

9.7Other Third Party Agreements.

(a)If after the Effective Date, either Party enters into a license agreement in which it would Control (in the case of MacroGenics, other than under the MacroGenics Required Third Party Agreements) any Patents or Know-how licensed from a Third Party that would fall under the definitions of MacroGenics Licensed Patents or MacroGenics Licensed Know-how (in the case of MacroGenics), or Zai Licensed Patents or Zai Licensed Know-how (in the case of Zai), (each, an “Other Third Party Agreement”), then such Party (the “In-License Party”) shall promptly notify the other Party in writing of the terms and conditions of such Other Third Party Agreement, including a description of such Patents or Know-how, any restrictions on use, obligations required to be undertaken by, or otherwise applicable to, any (sub)license and any Triggered Third Party Payment that would be payable if the other Party elects to obtain a sublicense under such Patents or Know-how.

(b)Unless the other Party agrees in writing to be responsible for, and subject to all of the applicable terms of the Other Third Party Agreement to the extent that would be applicable to the rights (sub)licensed hereunder to such Party (including to reimburse the In-License Party for all Triggered Third Party Payments), then MacroGenics Licensed Patents or MacroGenics Licensed Know-how (in the case of

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MacroGenics as the In-License Party), or Zai Licensed Patents or Zai Licensed Know-how (in the case of Zai as the In-License Party) shall not include such Patents or Know-how in-licensed pursuant to such Other Third Party Agreement.

(c)“Triggered Third Party Payment” means, with respect to an Other Third Party  Agreement for which a Party elects to obtain a sublicense under this Section 9.7, [***] of any payments that the In-License Party would be obligated to pay the Third Party licensor of such Other Third Party Agreement in connection with the grant of a sublicense to the other Party, including [***] payable by the In-License Party pursuant to such Other Third Party Agreement.

9.8Future MacroGenics Required Third Party Agreements.  Subject to any written contractual obligations with a Third Party, MacroGenics shall keep Zai apprised of any negotiations it undertakes after the Effective Date to enter into a MacroGenics Required Third Party Agreement which if executed, would require Zai to reimburse MacroGenics under Section 7.5(a) for payments made by MacroGenics under such MacroGenics Required Third Party Agreement, provide Zai the opportunity to comment on the terms and conditions being negotiated for such MacroGenics Required Third Party Agreement and shall consider any such comments provided by Zai in good faith.  Within [***] days after the execution of such MacroGenics Required Third Party Agreement, MacroGenics shall provide a copy of such executed MacroGenics Required Third Party Agreement; provided that MacroGenics shall have the right to redact  Confidential Information from such copy that is not relevant to Zai’s obligation to reimburse MacroGenics according to Section 7.5(a) for costs incurred by MacroGenics under such MacroGenics Required Third Party Agreement.

10.	Confidentiality; Publication

10.1Nondisclosure Obligation

(a)Definition and Restrictions. All Confidential Information disclosed by one Party to the other Party at any time, including before the Effective Date or after the expiration or termination of this Agreement, shall be maintained in confidence by the receiving Party and shall not be disclosed by the receiving Party to any Third Party or used by the receiving Party for any purpose except as set forth herein without the prior written consent of the disclosing Party, during the Term and for a period of [***] years thereafter; provided that, with respect to Confidential Information that is confidential information of a Third Party, including with regard to MGA012, to which a Party has an obligation of confidentiality or non-use under an agreement with such Third Party, including the Incyte Agreement, the confidentiality and non-use obligations in this Agreement shall (A) further include such additional confidentiality and non-use obligations as such Party is required to undertake with respect to such confidential information pursuant to such Third Party agreement, and (B) continue beyond such [***] year period for so long as such Party is required to maintain such confidential information as confidential pursuant to such Third Party agreement (including a MacroGenics Third Party Agreement), including the Incyte Agreement. The following shall not be deemed Confidential Information for purposes of the restrictions set forth in this Section 10.1(a):

(i)Information that is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party’s business records;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii)Information that is or becomes part of the public domain through no wrongful act or fault on the part of the receiving Party;

(iii)Information that is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not under an obligation of confidentiality to the disclosing Party; and

(iv)Information that is developed by the receiving Party independently of Confidential Information received from the disclosing Party, as documented by the receiving Party’s business records.

(b)Combinations. Any combination of features or disclosures shall not be deemed to fall within the exclusions set forth in Section 10.1(a) merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

(c)Permitted Disclosures. Notwithstanding the restrictions set forth in Section 10.1(a), the receiving Party may disclose Confidential Information of the other Party to:

(i)governmental or other regulatory agencies in order to obtain Patents or to gain or maintain approval to conduct clinical trials or to market Products, but such disclosure may be only to the extent reasonably necessary to obtain Patents or authorizations; or

(ii)as the receiving Party deems necessary to be disclosed, to its Affiliates, agents, consultants, or other Third Parties for the Development, Manufacture (with respect to MacroGenics permitted disclosures, provided that this shall additionally apply to [***] with respect to its [***] solely in the event Zai exercises its option to [***] pursuant to Section 5.4(b)) or Commercialization of Product(s), or in connection with a licensing transaction or contractual obligation related to such Product(s) or loan, financing or investment or acquisition, merger, consolidation or similar transaction (or for such entities to determine their interest in performing such activities or to determine their rights and obligations as a result of completing such transactions) or in order to perform its obligations or exercise its rights under this Agreement, in each case on the condition that any Third Parties, other than Regulatory Authorities, to whom such disclosures are made agree to be bound by confidentiality and non-use obligations substantially similar to those contained in this Agreement; provided that the term of confidentiality and non-use applicable to such Third Parties shall be no less than [***] years (but of shorter duration if [***]; provided that with respect to any Confidential Information of MacroGenics hereunder that MacroGenics informed Zai in writing at or prior to the time of disclosure to Zai that such Confidential Information (either in itself or as a category of information) constitutes confidential information under the Incyte Agreement such shorter duration may not be less than [***] years) from the date of disclosure to them, provided further, that with respect to Confidential Information of a Party that constitutes (a) a trade secret, such confidentiality and non-use obligations shall apply for so long as such information constitutes a trade secret under Applicable Laws and Regulations, or (b) confidential information of a Third Party, such confidentiality and non-use obligations shall apply for so long as such Party is required to keep such information confidential under such Third Party agreement (including a MacroGenics Third Party Agreement), but only if such Party informs the other Party in writing of such additional obligations and identifies to the other Party at the time of disclosure the information subject to such additional obligations. Without limiting the foregoing or remainder of this Section 10.1, with respect to Confidential Information of MacroGenics disclosed to Zai

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

hereunder that at the time of disclosure to Zai, MacroGenics identifies such confidential information as a trade secret under the Incyte Agreement, prior to Zai disclosing such trade secret to a Third  Party (to the extent permitted hereunder), Zai must expressly contractually bind the Third Party to obligations to keep the trade secret confidential to the extent protected as a trade secret under Applicable Laws and Regulations.

(d)Disclosure Required by Judicial or Administrative Process. If a Party is required by judicial or administrative process to disclose Confidential Information of the other Party that is subject to the non-disclosure provisions of this Section 10.1, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 10.1, and the Party disclosing Confidential Information pursuant to law or court order shall take all steps reasonably necessary, including obtaining an order of confidentiality, to ensure the continued confidential treatment of such Confidential Information, including, by using not less than the same level of efforts to secure such confidential treatment of such information as it would to protect its own Confidential Information of like nature from disclosure.

(e)Obligations Upon Termination. Upon the termination or expiration of this Agreement, or upon the earlier request of either Party, the receiving Party shall return to the disclosing Party, all of the disclosing Party’s Confidential Information, including all copies thereof, provided that the receiving Party may retain one copy for archival purposes, and provided further, that a receiving Party shall not be required to destroy electronic files containing such Confidential Information of the disclosing Party that are made in the ordinary course of its business information back-up procedures pursuant to its electronic record retention and destruction practices that apply to its own general electronic files and information, and any such retained copies shall continue to be subject to the confidentiality and non-use obligations in accordance with this Agreement.

10.2Publication

(a)Publication of Results. Zai and MacroGenics each acknowledge the other Party’s interest in publishing the results of its activities under the Collaboration in order to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each Party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information.  The JSC shall establish procedures for review of publications related to the Collaboration, ensuring that, except for disclosures permitted pursuant to Section 10.1, either Party and its employees wishing to make a publication related to work performed under this Agreement shall deliver to the other Party a copy of the proposed written publication or an outline of an oral disclosure at least [***] days prior to submission for publication or for presentation. Publications related to Global Clinical Trials conducted by MacroGenics or its Affiliates or permitted licensees in which the majority of patients reside outside the Territory shall not be subject to this Section 10.2, provided that MacroGenics shall use commercially reasonable efforts to provide Zai with a copy of such proposed written publication prior to publication thereof for Zai’s review (but not approval).

(b)Review of Publications and Presentations

(i)The reviewing Party shall have the right (a) to propose modifications to the publication or presentation for patent reasons, trade secret reasons, or for purposes of removing the

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Confidential Information of the reviewing Party, or (b) to request a reasonable delay in publication or submission for presentation in order to protect trade secret or patentable information.

(ii)If the reviewing Party requests the removal of the reviewing Party’s Confidential Information or a delay, the publishing Party shall remove such Confidential Information and if requested by the reviewing Party delay submission for publication or submission for presentation for a period of [***] days to enable patent applications protecting such Party’s rights in such Confidential Information to be filed in accordance with Section 13 below.

(iii)Upon expiration of such [***] days and satisfaction of any other conditions imposed by the JSC, the publishing Party shall be free to proceed with the publication or submission for presentation.

(iv)Upon request of the Party seeking publication, the reviewing Party shall consider expediting the time frames set forth in this Section 10.2.

(v)If the reviewing Party requests modifications to the publication or submission for presentation, the publishing Party shall edit such publication to prevent disclosure of the Confidential Information of the reviewing Party.

10.3Publicity; Use of Names

(a)Press Releases. The Parties shall issue the press release included in this Agreement as Exhibit F announcing the execution of this Agreement. A Party may issue any subsequent press release relating to this Agreement or activities conducted hereunder upon prior written approval of the other Party, such approval not to be unreasonably withheld or delayed; provided, however, that no approval of the other Party shall be required if a subsequent press release or securities filing solely discloses the information that (1) a milestone under this Agreement has been achieved or any payments associated therewith have been received; (2) the filing or approval of a BLA generally has occurred (provided, however, that specific dates of filing shall not be disclosed); (3) initiation of any clinical trial; and (4) commercial launch of a Product or any information that has previously been approved and disclosed as permitted by this Section 10.3(a). In the case of items (1) to (4) of the preceding sentence, the disclosing Party shall provide the other Party a copy of such proposed disclosures at least [***] business days prior to the proposed release and consider in good faith any comments the other Party may make, where practicable, and in light of any reporting obligations of such disclosing Party under Applicable Laws and Regulations, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any other governmental agency.

(b)No Other Use of Company Names. Neither Party shall use the name, trademark, trade name or logo of the other Party or its employees in any publicity or news release relating to this Agreement or its subject matter without the prior express written permission of the other Party.

(c)Approved Press Releases. In addition and notwithstanding anything to the contrary herein, (a) if the relevant text of a proposed press release has already previously been reviewed and approved for disclosure by the other Party then such text may be disclosed or republished in such proposed press release provided that the Party issuing such press release provides notice to the other Party of such press release at least [***] business days prior to the issuance of such press release, where

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

practicable, and (b) if the relevant text of a proposed public announcement such as a corporate presentation or comments to analysts or investors has already previously been reviewed and approved for disclosure by the other Party (whether in the form of an approved press release or prior approved presentation materials, Q&A script or the like) then such text may be included in such proposed public announcement (but not a press release) without resubmission and review by the other Party.

(d)Existence of Agreement

(i)No Disclosure. Neither Party shall disclose the existence or terms of this Agreement pursuant to a press release or otherwise except as provided in this Section 10.3(d).

(ii)Permitted Disclosures

(A)Notwithstanding the terms of this Section 9.7(c), either Party shall be permitted to disclose the existence and terms of this Agreement and the conduct of the Collaboration under this Agreement, to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with Applicable Laws and Regulations, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any other governmental agency. The disclosing Party shall take reasonable and lawful actions to avoid or minimize the degree of such disclosure.

(B)Either Party may also disclose the existence and terms of this Agreement to its attorneys, accountants and advisors, and to potential acquirors, in connection with a potential acquisition or other change of control transaction and to existing and potential investors or lenders of such Party, as a part of their due diligence investigations, or to potential licensees or to potential and current permitted assignees in each case under an agreement to keep the terms of this Agreement confidential under terms of confidentiality and non-use substantially similar to the terms contained in this Agreement and to use such confidential information solely for the purpose of the contemplated transaction.

(C)Each Party may also disclose the existence and terms of this Agreement pursuant to transactions related to the research, Development, Manufacture or Commercialization or exploitation of a Licensed Compound, MGA012 or any Product (“Licensing Transactions”), in each case under an agreement to keep the terms of this Agreement confidential under terms of confidentiality and non-use substantially similar to the terms contained in this Agreement and to use such confidential information solely for the purpose of the contemplated transaction. The transactions described in Section 10.3(d)(ii)(B) shall not be deemed Licensing Transactions for purposes of this Section 10.3(d)(ii)(C).

11.	Representations and Warranties

11.1Representations and Warranties of MacroGenics. MacroGenics represents and warrants to Zai that, as of the Effective Date:

(a)it has the full right, power and authority to enter into this Agreement, to perform the Collaboration, and to grant the licenses contemplated under Section 9, and the fulfillment of its obligations and performance of its activities hereunder do not materially conflict with, violate, or breach or constitute a default under any contractual obligation or court or administrative order by which MacroGenics is bound;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b)all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by MacroGenics as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained;

(c)for purposes of Sections 1.86 and 1.87, no Affiliates of MacroGenics’ exist as of the Effective Date.

(d)it Controls the right, title and interest in and to the MacroGenics Licensed Patents and MacroGenics Licensed Know-how, and has the right to grant to Zai the licenses under such MacroGenics Licensed Patents and MacroGenics Licensed Know-how that it purports to grant hereunder and has not granted any Third Party rights under such MacroGenics Licensed Patents and MacroGenics Licensed Know-how that would interfere or be inconsistent with Zai’s rights hereunder;

(e)to its knowledge, except for those licensed or sublicensed under the MacroGenics Third Party Agreement, the MacroGenics Licensed Patents and MacroGenics Licensed Know-how are not subject to any other Third Party agreements or existing royalty or other payment obligations to any Third Party;

(f)to its knowledge, the issued Patents in the MacroGenics Licensed Patents are valid and enforceable;

(g)there are no action, suit, inquiry, investigation or other proceeding threatened, pending, or ongoing by any Third Party that challenges or threatens the validity or enforceability of any of the MacroGenics Licensed Patents. In the event that MacroGenics receives written notice of any such action or proceeding, it shall notify Zai in writing; and

(h)there are no action, suit, inquiry, investigation or other proceeding threatened, pending, or ongoing by any Third Party (and it is not aware of any grounds therefor) that alleges the use of the MacroGenics Licensed Patents or the development, manufacture, commercialization, and use of the Products would infringe intellectual property rights of any Third Party (and it has not received any notice alleging such an infringement). In the event that MacroGenics receives written notice of any such action or proceeding, it shall notify Zai in writing.

11.2Representations and Warranties of Zai. Zai represents and warrants to MacroGenics that as of the Effective Date:

(a)it has the full right, power and authority to enter into this Agreement, to perform the Collaboration, to grant the licenses granted hereunder, and the fulfillment of its obligations and performance of its activities hereunder do not materially conflict with, violate, or breach or constitute a default under any contractual obligation or court or administrative order by which Zai is bound;

(b)all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by Zai as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained; and

(c)no Zai Licensed Patents or Zai Licensed Know-how exist as of the Effective Date that are or would be (i) necessary for the Development, Manufacture or Commercialization of  or (ii)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

incorporated into, in each case ((i) and (ii)) the Licensed Compounds or Products (including the Combination Regimen).

11.3Covenant.  Each Party hereby covenants to the other Party that it will not, and will not permit its Affiliates, (Sub)licensees or anyone acting on its or their behalf to, grant or otherwise convey to any Third Party any rights that would interfere or be inconsistent with such other Party’s rights hereunder.

11.4No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, IS MADE OR GIVEN BY OR ON BEHALF OF A PARTY. ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

12.	Indemnification

12.1By Zai. Zai agrees to indemnify and hold harmless MacroGenics, its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “MacroGenics Indemnitee(s)”) from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) incurred in connection with any claims, demands, actions or other proceedings by any Third Party (individually and collectively, “Losses”) first arising after the Effective Date to the extent arising from (a) activities by Zai or any of its Related Parties or Permitted Subcontractors with respect to the research, Development, use, Manufacture (in the event it becomes entitled to do so Section 5.4), Commercialization, import, distribution, or sale of Licensed Compounds or Products or any other exercise of their rights or performance of their obligations hereunder, (b) the use by Zai or any of its Related Parties or Permitted Subcontractors of the MacroGenics Licensed Patents or MacroGenics Licensed Know‑how, (c) the [***] of Zai, or (d) Zai’s breach of this Agreement, except to the extent such Losses arise out of any of MacroGenics Indemnitee’s [***] of this Agreement.

12.2By MacroGenics. MacroGenics agrees to indemnify and hold harmless Zai, its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “Zai Indemnitee(s)”) from and against all Losses to the extent arising from (a) activities by MacroGenics or any of its Related Parties or Permitted Subcontractors with respect to the research, Development, use, Manufacture, Commercialization or sale of Products for the purpose of Commercialization or sale of Products by MacroGenics or its Related Parties (which for clarity, excludes Zai, its Affiliates and Sublicensees), (b) the [***] of MacroGenics, (c) the use by MacroGenics or any of its Related Parties or Permitted Subcontractors of the Zai Licensed Patents or Zai Licensed Know‑how, or (d) MacroGenics’ breach of this Agreement, except to the extent such Losses arise out of any of Zai Indemnitee’s [***] of this Agreement.

12.3Defense. If any such claims or actions are made, the Indemnitee shall be defended at the Indemnifying Party’s sole expense by counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnitee, provided that the Indemnitee may, at its own expense, also be represented by counsel of its own choosing. The Indemnifying Party shall have the sole right to control the defense of any such claim or action, subject to the terms of this Section 12.

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12.4Settlement. The Indemnifying Party may settle any such claim, demand, action or other proceeding or otherwise consent to an adverse judgment (a) with prior written notice to the Indemnitee but without the consent of the Indemnitee where the only liability to the Indemnitee is the payment of money and the Indemnifying Party makes such payment, provided such settlement would not subject the Indemnitee to an injunction or otherwise adversely impact any of the Indemnitee’s rights under this Agreement or constitute an admission of guilt or wrongdoing by the Indemnitee, or (b) in all other cases, only with the prior written consent of the Indemnitee, such consent not to be unreasonably withheld.

12.5Notice. The Indemnitee shall notify the Indemnifying Party promptly of any claim, demand, action or other proceeding under Section 12.1 or Section 12.2 and shall reasonably cooperate with all reasonable requests of the Indemnifying Party with respect thereto.

12.6Permission by Indemnifying Party. The Indemnitee may not settle any such claim, demand, action or other proceeding or otherwise consent to an adverse judgment in any such action or other proceeding or make any admission as to liability or fault without the express written permission of the Indemnifying Party. Provided, however, that such permission shall not be required if such settlement does not involve (a) any admission of legal wrongdoing by the other Party’s Indemnitee(s), or (b) the imposition of any equitable relief against the other Party’s Indemnitee(s).

12.7Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES OR FOR LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.7 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 12, OR DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN SECTION 10.

13.	Inventions; Patent Provisions

13.1Ownership of Intellectual Property

(a)Ownership of MacroGenics IP. As between MacroGenics and Zai, MacroGenics shall remain the sole and exclusive owner of all MacroGenics Licensed Patents, MacroGenics Licensed Trademarks and MacroGenics Licensed Know-how that exist as of the Effective Date.

(b)Ownership of Zai IP. As between Zai and MacroGenics, Zai shall remain the sole and exclusive owner of all Zai Licensed Patents and Zai Licensed Know-how that exists as of the Effective Date.

(c)Ownership of IP Generated under the Collaboration. MacroGenics shall own all data, results and inventions, whether patentable or not, conceived or reduced to practice in the course of conducting the Collaboration solely by MacroGenics, its Affiliates or its or its Affiliates’ respective consultants or subcontractors, together with all intellectual property rights therein. Zai shall own all data, results and inventions, whether patentable or not, conceived or reduced to practice in the course of conducting the Collaboration solely by Zai or its Affiliates or its or its Affiliates’ respective consultants or subcontractors, together with all intellectual property rights therein. MacroGenics and Zai shall jointly own

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all data, results and inventions, whether patentable or not, conceived or reduced to practice jointly by MacroGenics (or its Affiliates or its or its Affiliates’ respective consultants or subcontractors) on one hand and Zai (or its Affiliates or its or its Affiliates’ respective consultants or subcontractors) on the other hand (“Jointly Owned IP”), together with all intellectual property rights therein, with each Party owning an undivided half interest and the right to exploit without the duty of accounting or seeking consent from the other Party to the extent to be permitted under Applicable Laws and Regulations.

13.2Patent and Trademark Filing, Prosecution and Maintenance

(a)Overall Strategy. The JSC shall establish an overall strategy for the filing, prosecution and maintenance of MacroGenics Licensed Patents, MacroGenics Licensed Trademarks, Jointly Owned Patents and Zai Licensed Patents in the Territory.

(b)Prosecution

(i)The responsibility for Patent Prosecution and Trademark Prosecution related to a Patent or Trademark that is within the MacroGenics Licensed Patents and MacroGenics Licensed Trademarks or the Zai Licensed Patents that is owned solely by a Party shall be the responsibility of such Party, except that (A) Zai shall have the right (but not the obligation), at its election and cost and expense, to file, prosecute and maintain, in the name of MacroGenics, MacroGenics Product-Specific Patents (but for clarity, excluding MacroGenics Platform Patents) and MacroGenics Licensed Trademarks in the Territory, (B) MacroGenics shall have the right (but not the obligation), at its election and cost and expense, to file, prosecute and maintain, in the name of Zai, Zai Licensed Patents that are specific to the Product (i.e., do not Cover any product that is not a Product, such Zai Licensed Patents, the “Zai Product-Specific Patent”) (within the scope of the exclusive license granted by Zai to MacroGenics pursuant to Section 9.2) outside the Territory. In accordance with Section 13.2(b)(v) below, MacroGenics shall be responsible for undertaking the Patent Prosecution with respect to Patents jointly owned by the Parties (the “Jointly Owned Patents”) outside the Territory and Zai shall be responsible for undertaking the Patent Prosecution with respect to Jointly Owned Patents in the Territory, and each shall do as directed by the JSC.

(ii)In the event that Zai elects not to undertake the Patent Prosecution for the MacroGenics Product-Specific Patents in the Territory, Zai shall notify MacroGenics at least [***] days before any such patent rights would become abandoned or otherwise forfeited, and MacroGenics shall have the right (but not the obligation), at its sole cost and expense, to undertake the Patent Prosecution of such MacroGenics Product-Specific Patents.  Thereafter, any MacroGenics Product-Specific Patents that are the subject of such opt-out notice by Zai shall cease to be MacroGenics Licensed Patents for all purposes under this Agreement, including for purposes of the license granted by MacroGenics to Zai under Section 9.1.  In the event that MacroGenics elects not to undertake the Patent Prosecution for the Zai Product-Specific Patents outside the Territory, MacroGenics shall notify Zai at least [***] days before any such patent rights would become abandoned or otherwise forfeited, and Zai shall have the right (but not the obligation), [***], to undertake the Patent Prosecution of such Zai Product-Specific Patents outside the Territory.  With respect to Jointly Owned Patents, in the event that the prosecuting Party elects not to undertake the Patent Prosecution for the Jointly Owned Patents in the Territory (with respect to Zai) or outside the Territory (with respect to MacroGenics), the prosecuting Party shall notify the non-prosecuting Party at least [***]days before any such patent rights would become abandoned or otherwise forfeited, and the previously non-prosecuting Party shall have the right (but not the obligation), to undertake the Patent Prosecution of such Jointly Owned Patents in such territory and become the

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prosecuting Party therefor. The right to assume Patent Prosecution of a MacroGenics Product-Specific Patent, Zai Product-Specific Patent or Jointly Owned Patent shall not apply in the event such a patent application would become abandoned or otherwise forfeited as a result of the prosecuting Party (x) discontinuing Patent Prosecution of such patent application but also filing a continuation application claiming the same invention or (y) settling an opposition to obtain a license to a competing patent.

(iii)The prosecuting Party shall keep the JSC and the other Party informed of the status of all matters affecting Patent Prosecution and Trademark Prosecution of MacroGenics Licensed Patents, MacroGenics Licensed Trademarks and Jointly Owned Patents in the Territory, and the Zai Product-Specific Patents outside the Territory, including providing a copy of all patent applications filed hereunder and any material correspondence from or with any governmental authorities (including the applicable patent office) to the JSC and the other Party in sufficient time to allow for review and comment by the non-prosecuting Party, and timely consulting with the non-prosecuting Party and its patent counsel on the strategy and content of submissions to such governmental authorities in advance of any submissions. Timely advice and suggestions of the non-prosecuting Party and its patent counsel shall be taken into consideration in good faith by the prosecuting Party and its patent counsel in connection with such filing.  With respect to the MacroGenics Product-Specific Patents, Zai (if the prosecuting Party) shall pursue in good faith all reasonable claims requested by MacroGenics for the Territory.

(iv)Any dispute regarding Patent Prosecution and Trademark Prosecution of MacroGenics Licensed Patents, MacroGenics Licensed Trademarks, Zai Product-Specific Patent (outside the Territory only) or Jointly Owned Patents that cannot be resolved by intellectual property counsel of the Parties, shall be resolved by the JSC.

(v)Without limiting the generality of the foregoing, MacroGenics shall prosecute and maintain Jointly Owned Patents outside the Territory and Zai shall prosecute and maintain Joint Owned Patents in the Territory, and each prosecuting Party shall instruct its counsel to provide copies of correspondence and filings directly to the other Party and otherwise permit the other Party to participate with the prosecuting Party in any of the activities of such counsel with respect to the Patent and Trademark Prosecution of such Jointly Owned Patents. Before taking any material step in the Patent Prosecution or Jointly Owned Patents, the prosecuting Party and its counsel shall allow the other Party a reasonable opportunity to comment on the action proposed to be taken, and agrees to incorporate in such filings all reasonable comments of the other Party. All Patent Prosecution of Jointly Owned Patents shall be in the names of both MacroGenics and Zai.

(vi)Zai’s rights and obligations under this Section 13.2 with respect to MarcoGenics Licensed Patents are secondary to and shall be subject to any Third Party rights and obligations under the applicable MacroGenics Third Party Agreements.

(c)Patent and Trademark Invalidations. The JSC shall decide whether and how to undertake activities intended to invalidate pending or issued Third Party Patents in the Territory that cover the composition, use or manufacture of Licensed Compounds or Products.

13.3Costs of Patent and Trademark Prosecution

(a)Costs. All out-of-pocket costs for Patent Prosecution and Trademark Prosecution of a Party’s solely owned Patent or Trademark and for maintaining a Party’s solely

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owned Patent or Trademark shall be [***], except that [***] of all out-of-pocket costs for Patent Prosecution of the MacroGenics Platform Patents in the Territory shall be borne by [***] and [***] borne by [***]. All out-of-pocket costs for Patent Prosecution of Jointly Owned Patents and for maintaining Jointly Owned Patents in the Territory shall be [***].  In the event Zai assumes the responsibility to conduct the Patent Prosecution of MacroGenics Product-Specific Patents and MacroGenics Licensed Trademarks in the Territory under Section 13.2(b)(i)(A), the costs of such activities conducted by or on behalf of Zai shall be borne [***].  In the event MacroGenics assumes the responsibility to conduct the Patent Prosecution of the Zai Product-Specific Patents outside the Territory under Section 13.2(b)(i)(B), the costs of such activities conducted by or on behalf of MacroGenics shall be borne [***].

13.4Patent and Trademark Prosecution Cooperation. With respect to all Patent Prosecution and Trademark Prosecution related to pending or issued Patents and Trademarks included in MacroGenics Licensed Patents in the Territory, MacroGenics Licensed Trademarks in the Territory or Zai Product-Specific Patents outside the Territory, each Party shall:

(a)execute all further instruments to document their respective ownership consistent with this Agreement as reasonably requested by the other Party;

(b)make its employees, agents and consultants reasonably available to the other Party (or to the other Party’s authorized attorneys, agents or representatives), to the extent reasonably necessary to enable the appropriate Party hereunder to undertake its Patent Prosecution and Trademark Prosecution responsibilities;

(c)cooperate, if necessary and appropriate, with the other Party in gaining Patent and Trademark term extensions; and

(d)endeavor in good faith to coordinate its efforts under this Agreement with the other Party to minimize or avoid interference with the Patent Prosecution and Trademark Prosecution of the other Party’s Patents and Trademarks.

13.5Enforcement

(a)Notice. Each Party shall promptly provide, but in no event later than [***] days, the other with written notice reasonably detailing any known or alleged infringement in the Territory (or with respect to Zai Licensed Patents or Jointly Owned Patents, inside the Territory or outside the Territory) of any Patent or Trademark owned by the other Party and subject to a license under this Agreement. The notifying Party will provide the other Party with all evidence available to it supporting its belief of such infringement.

(b)Enforcement of Intellectual Property Rights

(i)Except as expressly set forth in this Section 13.5, the sole owner (as between the Parties) of a Patent, Trademark, Know‑how or Confidential Information shall have the exclusive right to institute and direct legal proceedings against any Third Party believed to be infringing

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such Patent or Trademark or misappropriating or otherwise violating such Know‑how or Confidential Information.

(ii)Zai shall have the initial right (but not the obligation) to institute and direct legal proceedings in the Territory against any Third Party believed to be infringing in the Territory MacroGenics Product-Specific Patents and Product-specific claims within other MacroGenics Licensed Patents (in each case within the scope of the exclusive license granted by MacroGenics to Zai under this Agreement) or Jointly Owned Product Patents, in each case that Covers a Product (excluding MGA012) sold within the Territory.  Zai agrees to discuss the foregoing in good faith with MacroGenics.  If Zai (x) does not initiate any action against such violation of such MacroGenics Product-Specific Patents, Product-specific claims within other MacroGenics Licensed Patents or Jointly Owned Product Patents solely with respect to Products (excluding MGA012) in the Territory, including by commencement of a lawsuit against the accused person if necessary or obtain settlement thereof (in accordance with this Agreement), within [***] months after receiving notice of such infringement of such MacroGenics Licensed Patents, Product-specific claims within other MacroGenics Licensed Patents or Jointly Owned Product Patents, or (y) if such action is initiated within such period, ceases to pursue or withdraws from such action, then in each case ((x) and (y)) MacroGenics shall be entitled (but shall not be obligated) to take all actions reasonably necessary to abate such violation in the Territory, including commencement of a lawsuit against the accused Third Party if necessary.

(iii)[***] shall have the first right (but not the obligation) to institute and direct legal proceedings against any Third Party believed to be infringing Zai Product-Specific Patents and Product-specific claims within other Zai Licensed Patents (within the scope of the exclusive license granted by Zai to MacroGenics under this Agreement) outside the Territory or Other Jointly Owned Patents outside the Territory.  [***] agrees to discuss the foregoing in good faith with [***].  If [***] (x) does not initiate any action against such violation of the Zai Product-Specific Patents or Product-specific claims within other Zai Licensed Patents outside the Territory or Other Jointly Owned Patents outside the Territory, as applicable, including by commencement of a lawsuit against the accused person if necessary or obtain settlement thereof (in accordance with this Agreement), within [***] months after receiving notice of such infringement of such Zai Product-Specific Patents or Product-specific claims within other Zai Licensed Patents or Other Jointly Owned Patents, or (y) if such action is initiated within such period, ceases to pursue or withdraws from such action, then in each case ((x) and (y)) [***] shall be entitled (but shall not be obligated) to take all actions reasonably necessary to abate such violation outside the Territory with respect to the Zai Product-Specific Patents or Product-specific claims within other Zai Licensed Patents or outside the Territory with respect to the Other Jointly Owned Patents, including commencement of a lawsuit against the accused Third Party if necessary.

(iv)All amounts recovered from enforcement of any such rights by either Party in the Territory (or with respect to Zai Product-Specific Patents or Product-specific claims within other Zai Licensed Patents outside the Territory or Jointly Owned Patents in the Territory or outside the Territory) relating to the intellectual property licensed under this Agreement shall be first used to reimburse each Party’s costs and expenses incurred in connection with such action, and any remainder of such recovery, other than amounts recovered as lost profits, shall be retained by (i) Zai if Zai is the Party instituting the action, provided that any remainder retained by Zai shall be treated as Net Sales and shall be subject to Zai ’s royalty payment obligations at the applicable rate specified in Section 7.3;  (ii) shared between MacroGenics and Zai [***] if MacroGenics is the Party instituting the action during the Term in the Territory where MacroGenics has the first right to enforce, or retained by MacroGenics if MacroGenics is

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the Party instituting the action during the Term in the Territory where MacroGenics exercised its backup right to enforce; and (iii) MacroGenics if MacroGenics is the Party instituting the action with respect to a Zai Product-Specific Patent or Product-specific claims within other Zai Licensed Patents (A) during the Term or (B) after the Term and has exercised its option under Section 15.6(a)(iii)(2) or Zai terminates this Agreement for MacroGenics’ breach under Section 15.2, provided that any remainder retained by MacroGenics shall be treated in the same as Net Sales were treated during the Term and shall be subject to MacroGenics royalty payment obligations or Third Party Triggered Payments, to the extent applicable,  at the applicable rate specified in Section 15.6(a)(iii)(2) or 15.6(b)(ii).

(c)Cooperation in Enforcement Proceedings. For any action by a Party pursuant to subsection (b) above, in the event that such Party is unable to initiate or prosecute such action solely in its own name, the other Party shall join such action voluntarily and shall execute all documents necessary for such Party to initiate, prosecute and maintain such action. If either Zai or MacroGenics initiates an enforcement action pursuant to Section 13.5(b), then the other Party shall cooperate to the extent reasonably necessary and at the first Party’s sole expense (except for the expenses of the non-controlling Party’s counsel, if any). Upon the reasonable request of the Party instituting any such action, such other Party shall join the suit and can be represented in any such legal proceedings using counsel of its own choice. Each Party shall assert and not waive the joint defense privilege with respect to all communications between the Parties reasonably the subject thereof.

(d)Status; Settlement. The Parties shall keep each other informed of the status of and of their respective activities regarding any enforcement action pursuant to Section 13.5(b). Neither Party shall settle any litigation or legal proceeding in the Territory to enforce MacroGenics Licensed Patents against a Third Party selling a Product that binds to or otherwise affects the HER2/Neu receptor (with respect to a Margetuximab Product), or [***] (with respect to a [***] Trident Product) or MacroGenics Licensed Trademarks without the other Party’s written authorization. Zai will not enter into any settlement of any action described in this Section 13.5 that admits to the invalidity, unpatentability, narrowing of scope or unenforceability of the MacroGenics Licensed Patents or the Jointly Owned Patents in any manner, incurs any financial liability on the part of MacroGenics or requires an admission of liability, wrongdoing or fault on the part of MacroGenics, in each case without MacroGenics’ prior written consent.  MacroGenics will not enter into any settlement of any action described in this Section 13.5 that admits to the invalidity, unpatentability, narrowing of scope or unenforceability of the Zai Licensed Patents or the Jointly Owned Patents in any manner, incurs any financial liability on the part of Zai or requires an admission of liability, wrongdoing or fault on the part of Zai, in each case without Zai’s prior written consent.

13.6Defense

(a)Notice of Allegations. Each Party shall notify the other in writing of any allegations it receives from a Third Party that the manufacture, production, use, development, sale, offer for sale, import or distribution of any Product or practice of any MacroGenics Licensed Technology or Zai Licensed Patents or Zai Licensed Know-how licensed by a Party under this Agreement or Jointly Owned Patents infringes the intellectual property rights of such Third Party in the Territory or with respect to the Zai Licensed Patents, Zai Licensed Know-how or Jointly Owned Patents outside the Territory. Such notice shall be provided promptly, but in no event after more than [***] Business Days, following receipt of such allegations.

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(b)Notice of Suit. In the event that a Party receives notice that it or any of its Affiliates have been individually or collectively named as a defendant (or defendants) in a legal proceeding by a Third Party alleging infringement of a Third Party’s Patents issued (i) in the Territory as a result of the manufacture, production, use, development, sale, offer for sale, import or distribution of Products or any MacroGenics Licensed Technology or Zai Licensed Patents or Zai Licensed Know-how licensed by a Party under this Agreement or Jointly Owned Patents, or (ii) outside the Territory as a result of the practice of any Zai Licensed Patents, Zai Licensed Know-how or Jointly Owned Patents, such Party shall immediately notify the other Party in writing and in no event notify such other Party later than [***] Business Days after the receipt of such notice. Such written notice shall include a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing. Each Party shall assert and not waive the joint defense privilege with respect to all communications between the Parties reasonably the subject thereof. In such event, the Parties shall agree how best to mitigate or control the defense of any such legal proceeding; provided however, that if either Party or any of its Affiliates have been individually named as a defendant in a legal proceeding relating to the alleged infringement of a Third Party’s issued Patents in the Territory as a result of the manufacture, production, use, development, sale or distribution of Products, the other Party shall be allowed to join in such action, at its own expense.

(c)Status; Settlement. The Parties shall keep each other informed of the status of and of their respective activities regarding any litigation or settlement thereof initiated by a Third Party as contemplated under Section 13.6(a) or Section 13.6(b); provided, however, that no settlement or consent judgment or other voluntary final disposition of a suit under this Section 13.6(c) may be undertaken by a Party without the consent of the other Party which consent shall not be unreasonably withheld, conditioned or delayed.

14.	Dispute Resolution

14.1Exclusive Dispute Resolution Mechanism. The Parties agree that the procedures set forth in this Section 14 shall be the exclusive mechanism for resolving any Dispute between the Parties that may arise from time to time pursuant to this Agreement relating to either Party’s rights or obligations hereunder that is not resolved through good faith negotiation between the Parties. For the avoidance of doubt, this Section 14 shall not apply to any decision with respect to which a Party has final decision-making authority hereunder. Any Dispute, including Disputes that may involve the parent company, subsidiaries, or Affiliates under common control of any Party, shall be resolved in accordance with this Section 14.

14.2Resolution by Executive Officers. Except as otherwise provided in this Section 14, in the event of any Dispute regarding the construction or interpretation of this Agreement or the rights, duties or liabilities of either Party hereunder, the Parties shall first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. In the event that such Dispute is not resolved on such basis within [***] Business Days (unless otherwise agreed by the Parties) after being submitted to the JSC, either Party may, by written notice to the other Party, refer the Dispute to the Executive Officer of each Party for attempted resolution by good faith negotiation within [***] Business Days after such notice is received (unless otherwise agreed by the Parties). Each Party may, in its discretion, seek resolution of any and all Disputes that are not resolved under this Section 14.2 in accordance with Section 14.3.

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14.3Arbitration. If the Parties fail to resolve the Dispute pursuant to Section 14.2, and a Party desires to pursue resolution of the Dispute, the Dispute shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed incorporated by reference in this clause. The seat of the arbitration shall be in Singapore, and the arbitration tribunal shall consist of three arbitrators, of whom each Party shall designate one in accordance with the appointment procedures provided in the SIAC Rules and the chairs shall be selected by the tribunal in accordance the SIAC Rules. The language of the arbitration shall be English.

14.4Costs of Dispute Resolution. Each Party shall be solely responsible for the costs it incurs to resolve a Dispute except for the costs of engaging arbitrators which shall be [***].

15.	Terms and Termination

15.1Term. Unless earlier terminated, this Agreement shall continue in effect until the expiration of the Royalty Term (“Term”), and thereafter Zai has no remaining payment obligations with respect to the Products pursuant to Section 7.3 above and MacroGenics shall have no further obligations hereunder.

15.2Termination for Cause. This Agreement may be terminated as a whole, or in part with respect to [***] Trident Products or Margetuximab Products or Combination Regimens only, at any time during the Term upon written notice by either Party if the other Party is in material breach of its material obligations under this Agreement and, in each case, has not cured such breach within [***] days after notice requesting cure of the breach (other than for non-payment which shall be cured within [***] days).  Notwithstanding the foregoing, in the event there is a good faith dispute as to whether such termination is appropriate, the termination shall not become effective unless and until such dispute is resolved in favor of the Party seeking such breach.

15.3Termination for Convenience. At any time after the second (2nd) anniversary of the Effective Date, Zai may terminate this Agreement in its entirety for any or no reason upon [***] days’ written notice to MacroGenics.

15.4Termination for Safety and End of Global Development. MacroGenics may terminate this Agreement in its entirety or on a Product-by-Product or Region-by-Region basis upon [***] days’ written notice if a Major Safety Issue has occurred with respect to a Product before First Commercial Sale of the Product in the Territory and MacroGenics, its Affiliates and other licensees have all discontinued the global Development, Manufacturing and Commercialization activities with respect to such Product and announced such discontinuation through a press release or other public announcement.

15.5Termination for Force Majeure. This Agreement may be terminated at any time during the Term upon written notice by either Party in accordance with Section 16.1.

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15.6Effect of Termination.

(a)If MacroGenics terminates this Agreement pursuant to Section 15.2 for cause based on material breach by Zai, Section 15.4 or Section 15.5, or if Zai terminates this Agreement pursuant to Section 15.3 or 15.5:

(i)Zai shall pay any amounts due pursuant to Section 3.6 and Section 7 prior to the date of termination;

(ii)For the avoidance of doubt, the licenses and sublicenses granted to Zai under Sections 9.1(a) and 9.3 shall terminate;

(iii)The following shall apply:

(1)The license granted to MacroGenics under Section 9.2 shall survive;

(2)Zai hereby grants MacroGenics the exclusive option to convert the non-exclusive license granted to MacroGenics under Section 9.2 to an exclusive license and to expand such license to include the Territory by providing written notice to Zai of such election within [***] days of the effective date of termination of this Agreement.   In the event that MacroGenics exercises its option hereunder within such [***] day period, then the non-exclusive license granted to MacroGenics by Zai pursuant to Section 9.2 shall automatically (without any further action required on the part of either Party) convert to an exclusive license and the license shall automatically encompass the Territory as of the effective date of such notice, and thereafter, MacroGenics agrees to pay to Zai, on a Country-by-Country and Region-by-Region basis in the Territory, a royalty at a rate of either (a) [***], if [***], or (b) [***], if [***] as contemplated by Section 9.2(b), in each case ((a) or (b)) of MacroGenics’ Net Sales of Licensed Compounds and Products in the Territory during the Royalty Term, which royalty shall further be subject to Section 7.4 (in which case Net Sales, Royalty Term and Section 7.4 shall be applied mutatis mutandis, provided that, for clarity, that subsection (b) of the defined Royalty Term shall be based on the Zai Licensed Patents (for which MacroGenics maintains the exclusive license from Zai) and not the MacroGenics Licensed Patents); provided that in the event of a termination of this Agreement by Zai pursuant to Section 15.3, the foregoing royalty shall be in lieu of (and not in addition to) the royalty contemplated by Section 9.2.

(iv)Zai shall return to MacroGenics or its designee all Products (including all Licensed Compounds) and all MGA012 within its possession or control and arrange for the Zai Sublicensees to return to MacroGenics or its designee all Products (including all Licensed Compounds) and MGA012 within such Zai Sublicensees’ possession or control;

(v)Zai shall cease to Develop and Commercialize all Licensed Compounds and Products (including all Combination Regimen and Combination Products), including immediately stopping enrollment of subjects (unless otherwise directed in writing by MacroGenics) into any Clinical Trial being conducted by the Parties and at MacroGenics’ sole election either wind-down (including to cease administering Licensed Compounds or Products to Clinical Trial subjects and conducting Clinical Trial procedures on Clinical Trial subjects, to the extent medically advisable) or transition to MacroGenics

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(or its designee) any Clinical Trial then be conducted by Zai, but in all cases in a timely manner and in accordance with all Applicable Laws and Regulations;

(vi)Zai shall cease all marketing and promotion of MGA012 as a component of a Combination Regimen, including as part of a Combination Product.

(vii)for the Products (including Licensed Compounds), Zai shall assign and promptly transfer to MacroGenics, [***], all of Zai’s right, title and interest, if any, in and to (A) all Regulatory Submissions (such as Regulatory Approvals, INDs, BLAs, NDAs, and drug master files) and clinical trial agreements (to the extent assignable and not cancelled) for such Products(s), to the extent that MacroGenics elects to continue development of such Product(s); (B) all data, including clinical data, materials and information of any kind or nature whatsoever, in Zai ’s possession or in the possession of its Affiliates or its or their respective agents related to such Product(s); (C) all trademarks related to such Products (if such termination occurs after approval of such trademark by a Regulatory Authority); and (D) all material information, and any other information reasonably requested and required by MacroGenics, relating to the manufacture of such Products;

(viii)all sublicenses under the rights granted pursuant to Section 9.1(b) shall terminate, unless converted to a direct license under Section 9.1(b) subject to terms and conditions to be agreed between MacroGenics and such sublicensee; and

(ix)MacroGenics shall revoke (and Zai shall allow revocation of) any powers of attorney for any MacroGenics Licensed Patents that Zai holds as of the time of such termination; and

(b)If Zai terminates this Agreement pursuant to Sections 15.2 for cause based on material breach by MacroGenics, the following shall apply; provided that MacroGenics’ failure to supply Product or MGA012 to Zai (other than due to MacroGenics’ gross negligence or willful misconduct) shall not constitute a material breach by MacroGenics:

(i)Section 15.6 (a) clauses (i), (ii), (v), (vi), (viii) and (ix) shall apply, clause (iv) shall apply subject to MacroGenics’ payment to Zai for the Fully Burdened Manufacturing Costs for the Products transferred to MacroGenics thereunder, and clause (vii) shall apply subject to MacroGenics’ payment to Zai in a commercially reasonable form and amount to be agreed by the Parties at the time of such termination as consideration for Regulatory Submissions, clinical trial agreements, data, materials, information and trademarks generated by or on behalf of Zai or its Affiliates or sublicensees under this Agreement and related to Products;

(ii)the license granted to MacroGenics under Section 9.2 shall survive (subject to MacroGenics’ continuing payment of any Triggered Third Party Payments  to Zai) and thereafter, MacroGenics agrees to pay to Zai, on a country-by-country basis outside the Territory, a royalty at a rate of [***], which royalty shall further be subject to Section 7.4 (in which case Net Sales, Royalty Term and Section 7.4 shall be applied mutatis mutandis, provided that, for clarity, that subsection (b) of the defined Royalty Term shall be based on the Zai Licensed Patents (for which MacroGenics maintains the exclusive license from Zai) and not the MacroGenics Licensed Patents).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

15.7Survival. The following provisions shall survive the termination or expiration of this Agreement for any reason: Sections 1, 3.8, 4.4(f), 4.4(g), 7.3, 7.8, 7.9, 7.10, 8, 9.2, 10.1, 10.3, 11.4, 12, 13.1, 14, 15.6, 15.7, 16.  In addition, the other applicable provisions of Section 7 shall survive such expiration or termination of this Agreement in its entirety to the extent required to make final reimbursements, reconciliations or other payments incurred or accrued prior to the date of termination or expiration.

16.	Miscellaneous

16.1Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party (“Force Majeure”). The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances. In the event a Party is unable to perform its obligations under this Agreement due to Force Majeure for a period of [***] days, the other Party shall have the option of unilaterally terminating this Agreement upon providing [***] days written notice.

16.2Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the U.S. Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the U.S. Bankruptcy Code. The Parties agree that a Party that is a licensee of such rights under this Agreement shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, and that upon commencement of a bankruptcy proceeding by or against the licensing Party (such Party, the “Involved Party”) under the U.S. Bankruptcy Code, the other Party (such Party, the “Noninvolved Party”) shall be entitled to a complete duplicate of or complete access to (as such Noninvolved Party deems appropriate), any such intellectual property and all embodiments of such intellectual property, provided the Noninvolved Party continues to fulfill its payment or royalty obligations as specified herein in full. Such intellectual property and all embodiments thereof shall be promptly delivered to the Noninvolved Party (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by the Noninvolved Party, unless the Involved Party elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of the Involved Party upon written request therefor by Noninvolved Party. The foregoing is without prejudice to any rights the Noninvolved Party may have arising under the U.S. Bankruptcy Code or other Applicable Laws and Regulations.

16.3Assignment. Neither Party may assign its rights and obligations under this Agreement without the prior written consent of the other Party, provided that each Party may assign its rights and obligations under this Agreement, without such consent from the other Party, to its Affiliate or any successor in interest in connection with the sale of all or substantially all of its assets or a sale of all or substantially of the business related to a Licensed Compound or a Product, or a merger, acquisition or other similar transactions. For the avoidance of doubt, the terms and conditions of this Agreement shall be binding on the permitted successors and assignees of each Party.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

16.4Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

16.5Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to MacroGenics, to:	9704 Medical Center Drive Rockville, MD 20850 [***]
with copy to: (which shall not constitute notice)	Goodwin Procter LLP Exchange Place 100 Northern Ave. Boston, MA 02210 [***]

if to Zai, to:	4560 Jinke Rd, Bldg. 1, 4/F Pudong, Shanghai, China, 201210 [***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given upon receipt.

16.6Applicable Law. All questions of inventorship shall be determined in accordance with U.S. patent laws. In respect to all other Patent issues related to the enforceability or validity of a Patent, the laws of the jurisdiction in which the applicable Patent is filed or granted shall govern. Except as otherwise indicated, in all other respects, the right and obligations of the Parties under this Agreement shall be governed by and construed in accordance with the laws of [***].

16.7Entire Agreement; Amendments. The Agreement contains the entire understanding of the Parties with respect to the subject matter hereof, including the Collaboration and licenses granted hereunder. All express or implied agreements and understandings, either oral or written, with regard to the subject matter hereof, including the Collaboration and the licenses granted hereunder, are superseded by the terms of this Agreement, including the Existing CDA. The Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

hereto. The “Existing CDA” means that certain Mutual Confidentiality Agreement between the Parties effective as of [***].  Any confidential information disclosed by the Parties pursuant to the Existing CDA shall be deemed to constitute Confidential Information under this Agreement.

16.8Headings. The captions to the several Sections hereof are not a part of the Agreement, but are merely for convenience to assist in locating and reading the several Sections and Sections of this Agreement.

16.9Independent Contractors. It is expressly agreed that MacroGenics and Zai shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither MacroGenics nor Zai shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

16.10Waiver. The waiver by either Party of any right hereunder, or the failure of the other Party to perform, or a breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.

16.11Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

16.12Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

16.13Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.14Further Assurances. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

16.15Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or).  Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. References to “Section” or “Sections” are references to the numbered sections of this Agreement, unless expressly stated otherwise. All dollars are United States Dollars. Unless the context otherwise requires, countries shall include territories. References to any specific law or article, section or other division thereof, shall be deemed to include the then-current amendments or any replacement law thereto.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Zai Lab (Shanghai) Co., Ltd.		MacroGenics, Inc.

By:	/s/Tao Fu	By:	/s/Scott Koenig
Name:	Tao Fu	Name:	Scott Koenig
Title:	President	Title:	CEO

Chop/Corporate Seal:

Exhibit A

Application No.	Publication No.	Patent No.	Filing Date	Title
[***]	[***]	[***]	[***]	[***]

Country	Application No.	Publication No.	Patent No.
[***]	[***]	[***]	[***]

CONFIDENTIAL

Exhibit B

MacroGenics Licensed Trademarks

[***]

CONFIDENTIAL

Exhibit C

Global Development Plan and Territory Specific Development Plan

[***]

Exhibit D

SAFETY MANAGEMENT PLAN COMPONENTS

[***]

Exhibit E

Product Royalty Rates

Applicable Product	Aggregate Net Sales threshold of the applicable Products in the Territory:	Then the Product Royalty Rate Percentage shall be (%):
Margetuximab Products	On that portion of aggregate Net Sales in a Calendar Year less than [***]	[***]
	On the portion of Net Sales in a Calendar Year equal to or greater than [***] but less than [***]	[***]
	On that portion of Net Sales in a Calendar Year greater than [***]	20
MGD013 Products	All	[***]
[***] Trident Products	All	[***]

[***]

Exhibit F

Press Release

MacroGenics and Zai Lab Announce Exclusive Collaboration and License Agreement to Develop and Commercialize Margetuximab, MGD013 and TRIDENT™ Molecule in Greater China

-	Comprehensive collaboration across three MacroGenics’ pipeline programs to accelerate and expand ongoing development
-	Expand Zai Lab’s late-stage clinical pipeline with margetuximab and obtain rights to first-in-class dual checkpoint inhibitor, MGD013
-	Jointly conduct global studies across multiple indications, including HER2 positive gastric cancer with margetuximab
-	MacroGenics to receive $25 million upfront cash payment and potential future milestones and royalties

ROCKVILLE, MD, and SHANGHAI, China, Nov. 29, 2018 (GLOBE NEWSWIRE) – MacroGenics (NASDAQ: MGNX), a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics for the treatment of cancer, and Zai Lab Limited (NASDAQ: ZLAB), a Shanghai-based innovative biopharmaceutical company, announced today that the companies have entered into an exclusive collaboration and license agreement involving three immuno-oncology (I-O) programs from MacroGenics’ pipeline of product candidates:

•	Margetuximab, an immune-optimized anti-HER2 monoclonal antibody currently being evaluated in Phase 3 metastatic breast cancer with anticipated topline results in the first quarter of 2019.
•	MGD013, a first-in-class bispecific DART® molecule designed to provide coordinate blockade of PD-1 and LAG-3 for the potential treatment of a range of solid tumors and hematological malignancies.
•	An undisclosed multi-specific TRIDENT™ molecule in preclinical development.

Zai Lab obtains regional development and commercialization rights for these programs in mainland China, Hong Kong, Macau and Taiwan. Zai Lab will lead clinical development in its territory by leveraging its regulatory and clinical development expertise and broad regional network of investigators. As part of the collaborative clinical development effort, Zai Lab and MacroGenics intend to initiate a global study using combination regimens containing margetuximab in order to maximize potential clinical benefit in gastric cancer, the fifth most common cancer in the world and the second most common in China.

“We believe Zai Lab is an ideal partner to enable us to expand MacroGenics’ global efforts to address patient populations with high unmet medical needs such as gastric cancer,” said Scott Koenig, M.D., Ph.D., President and Chief Executive Officer of MacroGenics. “Zai has a strong track record of rapidly progressing the development of innovative product candidates in China and is well on its way to building its commercial platform. Zai is strongly positioned to take advantage of a growing pharmaceutical market in this region.”

Dr. Samantha Du, Chief Executive Officer of Zai Lab said, “MacroGenics is a leader in the immuno-oncology field and we are thrilled to enter into this comprehensive strategic collaboration for a broad set of innovative assets. We believe we can build off the promising, previously reported results from MacroGenics’ clinical studies of margetuximab in HER2-positive breast and gastric cancer, which are highly synergistic operationally with our other existing pipeline programs. We also look forward to working with MacroGenics in advancing MGD013, an exciting first-in-class I-O program that will help distinguish our pipeline and create combination opportunities with our other oncology assets. We believe this collaboration significantly increases the value of our oncology portfolio and is another step in establishing Zai as a leader in the field of innovative cancer treatments.”

Under the terms of the agreement, MacroGenics will receive an upfront cash payment of $25 million and will be eligible to receive up to $140 million in potential development and regulatory-based milestone payments. In addition, Zai Lab would pay MacroGenics double-digit royalties on annual net sales of the assets, which may be subject to adjustment in specified circumstances.

Zai Lab to Host Webcast and Conference Call

Zai Lab will host a webcast and conference call to discuss the collaboration and license agreement on Thursday, November 29th, at 8:30 a.m. ET.

Zai Lab Investor Conference Call Details
Date: Thursday, November 29, 2018
Time: 8:30 a.m. EDT
Dial-In Details: 1-866-394-4355 (US); 1-314-888-4344 (International); 4006828609 (China)
Conference ID: 5874458

A live webcast and replay will be available on the Investor section of Zai Lab’s website at http://ir.zailaboratory.com. A slide presentation will accompany the webcast and will also be available on Zai Lab’s website.

About MacroGenics' Margetuximab Program

Margetuximab is an Fc-optimized monoclonal antibody that targets the human epidermal growth factor receptor 2, or HER2, oncoprotein. HER2 is expressed by tumor cells in breast, gastric, and other solid tumor cancers, making it a key marker for biologic therapy. MacroGenics has completed enrollment of its pivotal Phase 3 SOPHIA study, which is evaluating the treatment of relapsed/refractory HER2-positive metastatic breast cancer patients. MacroGenics anticipates disclosure of topline PFS results from this trial in the first quarter of 2019. In addition to being studied in metastatic breast cancer, margetuximab is also being studied in combination with an anti-PD-1 agent in a Phase 2 clinical trial in gastric cancer, for which data was recently presented at the 2018 European Society of Medical Oncology (ESMO) Congress.

About MacroGenics' MGD013 Program

MGD013 is a first-in-class bispecific DART molecule designed to provide coordinate blockade of two immune checkpoint molecules expressed on T cells, PD-1 and LAG-3, for the potential treatment of a range of solid tumors and hematological malignancies. MacroGenics recently established the dose and schedule for MGD013 administration and has initiated dose expansion in up to nine tumor types.

About MacroGenics, Inc.

MacroGenics is a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics for the treatment of cancer. The company generates its pipeline of product candidates primarily from its proprietary suite of next-generation antibody-based technology platforms, which have applicability across broad therapeutic domains. The combination of MacroGenics' technology platforms and protein engineering expertise has allowed the company to generate promising product candidates and enter into several strategic collaborations with global pharmaceutical and biotechnology companies. For more information, please see MacroGenics’ website at www.macrogenics.com. MacroGenics, the MacroGenics logo and DART and TRIDENT are trademarks or registered trademarks of MacroGenics, Inc.

About Zai Lab

Zai Lab is a Shanghai-based innovative biopharmaceutical company focused on bringing transformative medicines for cancer, autoimmune and infectious diseases to patients in China and around the world. Zai Lab’s experienced team has secured partnerships with leading global biopharma companies, generating a broad pipeline of innovative drug candidates targeting the fast-growing segments of China's pharmaceutical market and addressing unmet medical needs. Zai Lab's vision is to become a fully integrated biopharmaceutical company, discovering, developing, manufacturing and commercializing its partners' and its own products in order to impact human health worldwide.

MacroGenics’ Cautionary Note on Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for MacroGenics, including statements about the company's strategy, future operations, clinical development of the company's therapeutic candidates, milestone or opt-in payments from the company's collaborators, the company's anticipated milestones and future expectations and plans and prospects for the company and other statements containing the words "subject to", "believe", "anticipate", "plan", "expect", "intend", "estimate", "project", "may", "will", "should", "would", "could", "can", the negatives thereof, variations thereon and similar expressions, or by discussions of strategy constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and enrollment of future clinical trials, expectations of expanding ongoing clinical trials, availability and timing of data from ongoing clinical trials, expectations for regulatory approvals, other matters that could affect the availability or commercial potential of MacroGenics’ product candidates and other risks described in the company's filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent MacroGenics’ views only as of the date hereof. MacroGenics anticipates that subsequent events and developments will cause the company's views to change. However, while the company may elect to update these forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing MacroGenics’ views as of any date subsequent to the date hereof.

Zai Lab Forward-Looking Statements

This press release contains statements about future expectations, plans and prospects for Zai Lab, including, without limitation, statements regarding business strategy, plans and objectives for future operations and other statements containing words such as "anticipates", “believes”, "expects", “plans” and other similar expressions. Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact nor are they guarantees or assurances of future performance. Forward-looking statements are based on Zai Lab's expectations and assumptions as of the date of this press release and are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including but not limited to (1) Zai Lab’s ability to obtain additional future funding, (2) Zai Lab’s results of clinical and pre-clinical development of its drug candidates, (3) the content and timing of decisions made by the relevant regulatory authorities regarding regulatory approvals of Zai Lab’s drug candidates, (4) Zai Lab’s ability to generate revenue from its drug candidates, and (5) other factors discussed in Zai Lab's Annual Report on Form 20-F for the fiscal year ended December 31, 2017 and its other filings with the Securities and Exchange Commission. Zai Lab anticipates that subsequent events and developments will cause Zai Lab’s expectations and assumptions to change and undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements should not be relied upon as representing Zai Lab’s views as of any date subsequent to the date of this press release.

MacroGenics Contacts:

Jim Karrels, Senior Vice President, CFO
MacroGenics, Inc.

1-301-251-5172, info@macrogenics.com

Karen Sharma, Senior Vice President
MacDougall Biomedical Communications

1-781-235-3060, ksharma@macbiocom.com

Zai Lab Contacts:
Billy Cho, CFO
+86 137 6151 2501
billy.cho@zailaboratory.com

Media: Nancie Steinberg / Robert Flamm, Ph.D.
Burns McClellan, on behalf of Zai Lab
212-213-0006, nsteinberg@burnsmc.com / rflamm@burnsmc.com

Investors: Jill Steier
Burns McClellan, on behalf of Zai Lab
212-213-0006, jsteier@burnsmc.com